UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )
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GRAHAM CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
COMMON STOCK OWNERSHIP TABLE(1)
PROPOSAL ONE: ELECTION OF DIRECTORS
PROPOSAL TWO: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
REPORT OF THE AUDIT COMMITTEE
CORPORATE GOVERNANCE
EXECUTIVE OFFICERS
COMPENSATION OF NAMED EXECUTIVE OFFICERS AND DIRECTORS
ESTIMATED PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING
OTHER MATTERS

(GRAHAM LOGO)

GRAHAM CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JULY 26, 2007

The 2007 annual meeting of stockholders of Graham Corporation will be held on Thursday, July 26, 2007, at 11:00 a.m., Eastern Time, at the Doubletree Hotel, 1111 Jefferson Road, Rochester, New York 14623, for the following purposes, which are more fully described in the accompanying proxy statement:

(1)	To elect two Directors.

(2)	To ratify the selection of Deloitte & Touche LLP as the company’s independent registered public accounting firm for the fiscal year ending March 31, 2008.

(3)	To transact such other business as may properly come before the annual meeting or any adjournment of the annual meeting.

The Board of Directors has fixed the close of business on June 1, 2007 as the record date for determining the stockholders who are entitled to receive notice of and to vote at the annual meeting as well as at any adjournments of the annual meeting.

BY ORDER OF THE BOARD OF DIRECTORS

-s- James R. Lines
James R. Lines
President and Chief Operating Officer

Dated: June 14, 2007

(GRAHAM LOGO)

GRAHAM CORPORATION
20 Florence Avenue
Batavia, New York 14020

PROXY STATEMENT

We are furnishing this proxy statement to our stockholders in connection with the solicitation by our Board of Directors of proxies for use at the annual meeting of stockholders for our fiscal year ended March 31, 2007, referred to in this proxy statement as “fiscal year 2007,” as well as for use at any adjournment of the annual meeting. This proxy statement and the accompanying form of proxy are being first mailed to our stockholders on or about June 14, 2007.

Location of Annual Meeting

The annual meeting will be held on Thursday, July 26, 2007, at 11:00 a.m., Eastern Time, at the Doubletree Hotel, 1111 Jefferson Road, Rochester, New York 14623.

Record Date and Shares Outstanding

Stockholders of record at the close of business on June 1, 2007, the record date for the annual meeting, are entitled to notice of and to vote at the annual meeting. We have one class of stock outstanding, designated common stock, $0.10 par value per share. As of the record date, there were 3,892,390 shares of our common stock issued and outstanding.

Proxy Cards and Voting

Each stockholder is entitled to one vote for each share of common stock held as of the record date.

If we receive the enclosed proxy, properly executed and dated, in time to be voted at the annual meeting, the Board of Directors will vote the shares represented by it in accordance with the instructions marked on the proxy. An executed proxy without instructions marked on it will be voted:

•	FOR each of the nominees for election as Director; and

•	FOR the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending March 31, 2008.

The shares may also be voted by the named proxies for such other business as may properly come before the annual meeting or at any adjournment or postponement of the annual meeting.

Quorum

A quorum is required for our stockholders to conduct business at the annual meeting. Pursuant to our by-laws, the holders of record of a majority of the shares present in person or by proxy and entitled to vote at the annual meeting will constitute a quorum.

Effect of Abstentions

Abstentions will be counted for the purpose of determining the presence or absence of a quorum and will have the same effect as a vote against the proposal to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending March 31, 2008, referred to in this proxy statement as “fiscal year 2008.”

Effect of “Broker Non-Votes”

Under the rules governing brokers who have record ownership of shares that they hold in “street name” for their clients (who are the beneficial owners of such shares), brokers have the discretion to vote such shares on routine matters, such as director elections and the ratification of the selection of independent registered public accounting firms, but not on non-routine matters. Broker non-votes generally occur when shares held by a broker nominee for a beneficial owner are not voted with respect to a non-routine proposal because the broker nominee has not received voting instructions from the beneficial owner and lacks discretionary authority to vote the shares. Broker non-votes are counted for the purpose of determining the presence or absence of a quorum, but are not counted for the purpose of determining the number of shares entitled to vote on non-routine matters.

Because the proposals to be acted upon at the annual meeting are routine matters, broker non-votes will not affect their outcome.

Vote Required

The table below shows the vote required to approve each of the proposals described in this proxy statement, assuming the presence of a quorum, in person or by proxy, at the annual meeting.

Proposal Number	Proposal Description	Vote Required

One	Election of two Directors	Plurality of the votes duly cast
Two	Approval of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2008	Majority of the votes duly cast(1)

(1)	The selection of Deloitte & Touche LLP is being presented to our stockholders for ratification. The Audit Committee will consider the outcome of this vote in its future discussions regarding the selection of the company’s independent registered public accounting firm.

Revocability of Proxies

Your presence at the annual meeting will not automatically revoke your proxy. However, you can revoke your proxy at any time before it is voted at the annual meeting by:

•	delivering a written notice of revocation to our Corporate Secretary;

•	delivering a duly executed proxy bearing a later date to our Corporate Secretary; or

•	attending the annual meeting and filing a written notice of revocation with our Corporate Secretary.

Notices of revocation and revised proxies should be sent to our Corporate Secretary at the following address: Graham Corporation, Attention: Corporate Secretary, 20 Florence Avenue, Batavia, New York 14020.

Please note, however, that if your shares are held of record by a broker, bank or other nominee, and you wish to vote at the annual meeting, you must bring to the annual meeting a letter from the broker, bank or other nominee confirming both (1) your beneficial ownership of the shares, and (2) that the broker, bank or other nominee is not voting the shares at the annual meeting.

Solicitation of Proxies

This proxy solicitation is made by the Board of Directors on our behalf, and we will bear the cost of soliciting proxies. In addition to solicitation by mail, our Directors, officers and employees may solicit proxies personally or by telephone or other telecommunication. We will not compensate our Directors, officers or employees for making proxy solicitations on our behalf. We will provide persons holding shares in their names or in the names of nominees, which in either case are beneficially owned by others, proxy materials for delivery to those beneficial owners and will reimburse the record owners for their expenses in doing so.

Principal Executive Offices

Our principal executive offices are located at 20 Florence Avenue, Batavia, New York 14020. Our telephone number is 585-343-2216.

Annual Report to Stockholders and Annual Report on Form 10-K

We have enclosed with this proxy statement our 2007 annual report to stockholders and annual report on Form 10-K for fiscal year 2007, as filed with the Securities and Exchange Commission. These reports include our audited financial statements, along with other information about us, which we encourage you to read.

To obtain an additional copy of our 2007 annual report to stockholders and annual report on Form 10-K without charge, please address your request to Graham Corporation, Attention: Annual Report Request, 20 Florence Avenue, Batavia, New York 14020 or telephone us at 585-343-2216.

You can also obtain a copy of our annual report on Form 10-K and the other periodic filings that we make with the Securities and Exchange Commission from the Securities and Exchange Commission’s EDGAR database located at www.sec.gov.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth the beneficial ownership of our common stock as of June 1, 2007, by:

•	each person who is known to us, based on reports filed with the Securities and Exchange Commission, to own beneficially more than 5% of our common stock;

•	each of our “named executive officers” (see “Compensation of Named Executive Officers and Directors” on page 11);

•	each of our Directors and Director nominees who beneficially own shares of our common stock; and

•	all of our executive officers and Directors as a group.

Unless otherwise indicated in the footnotes to the below table, each stockholder named in the table has sole voting and investment power with respect to all shares shown as beneficially owned by that stockholder. The designated address of each individual listed in the table is Graham Corporation, 20 Florence Avenue, Batavia, New York 14020.

COMMON STOCK OWNERSHIP TABLE(1)

Common Stock Beneficially Owned

	Number of	Percentage of
Name of Beneficial Owner	Shares(2)	Class(2)

Royce & Associates, LLC	416,400(5)	10.7
Helen H. Berkeley(3)	181,244(6)	4.6
Jerald D. Bidlack(3)	50,000(7)	1.3
William C. Denninger(3)	11,000(8)	*
J. Ronald Hansen(4)	24,940(9)	*
H. Russel Lemcke(3)	66,150(10)	1.7
James R. Lines(3)(4)	10,478(11)	*
James J. Malvaso(3)	4,500(12)	*
Stephen P. Northrup(4)	26,210(13)	*
Cornelius S. Van Rees(3)	39,600(14)	1.0
All executive officers and Directors as a group (9 persons)	414,122(15)	10.3

*	Less than 1%.

(1)	On March 27, 2006, we established stock ownership guidelines for our executive officers and Directors in order to further align their interests with those of our stockholders. Under the stock ownership guidelines: (i) our principal executive officer is required to own common stock in an amount equal to 1.25 times his base salary; (ii) our other executive officers are required to own common stock in an amount equal to 1.00 times their respective base salaries; and (iii) our Directors are required to own not less than 4,000 shares of common stock. Our current executive officers and Directors must be in compliance with the stock ownership guidelines within five years from the date the guidelines were adopted. Individuals who become executive officers or Directors must comply with the ownership guidelines within five years of becoming subject to such guidelines. The stock ownership guidelines require our executive officers to retain 65% of the net shares they realize (after tax) when a restricted stock award vests or a stock option is exercised until such persons are in compliance with the guidelines.

(2)	Based upon 3,892,390, that being the number of shares of common stock outstanding as of June 1, 2007, except where the person has the right to receive shares within the next 60 days (as indicated in the other footnotes to this table), which increases the number of shares beneficially owned by such person and the number of shares outstanding. Under the rules of the Securities and Exchange Commission, “beneficial ownership” is deemed to include shares for which the individual, directly or indirectly, has or shares voting or dispositive power, whether or not such shares are held for the individual’s benefit, and includes shares that may be acquired within 60 days upon exercise of options.

(3)	Director.

(4)	Executive officer.

(5)	The amount and percentage shown and the information in this footnote is derived from Schedule 13G (Amendment No. 1) of Royce & Associates, LLC, dated January 22, 2007. Royce & Associates, LLC’s address is 1414 Avenue of the Americas, New York, NY 10019. Royce & Associates, LLC has reported that it has sole voting and dispositive power with respect to all of such shares.

(6)	Includes 20,500 shares that Mrs. Berkeley may acquire within 60 days upon exercise of stock options.

(7)	Includes 19,000 shares that Mr. Bidlack may acquire within 60 days upon exercise of stock options, and 6,500 shares pledged as security in connection with a margin loan.

(8)	Mr. Denninger may acquire these shares within 60 days upon exercise of stock options.

(9)	Includes 7,500 shares that Mr. Hansen may acquire within 60 days upon exercise of stock options and 1,440 shares held by the Employee Stock Ownership Plan of Graham Corporation (the “ESOP”) trustee and allocated to Mr. Hansen’s account, as to which Mr. Hansen has sole voting power but no dispositive power, except in limited circumstances. Also includes 16,000 shares pledged as security in connection with our Long-Term Stock Ownership Plan.

(10)	Includes 26,000 shares that Mr. Lemcke may acquire within 60 days upon exercise of stock options.

(11)	Includes 7,500 shares that Mr. Lines may acquire within 60 days upon exercise of stock options and 2,229 shares held by the ESOP trustee and allocated to Mr. Lines’s account, as to which Mr. Lines has sole voting power but no dispositive power, except in limited circumstances.

(12)	Mr. Malvaso may acquire these shares within 60 days upon exercise of stock options.

(13)	Includes 7,500 shares that Mr. Northrup may acquire within 60 days upon exercise of stock options and 2,709 shares held by the ESOP trustee and allocated to Mr. Northrup’s account, as to which Mr. Northrup has sole voting power but no dispositive power, except in limited circumstances. Also includes 16,000 shares pledged as security in connection with our Long-Term Stock Ownership Plan. Effective June 7, 2007, Mr. Northrup retired from the company.

(14)	Includes 21,500 shares that Mr. Van Rees may acquire within 60 days upon exercise of stock options. Also includes 16,000 shares pledged as security in connection with our Long-Term Stock Ownership Plan.

(15)	See footnotes 6 through 14 to this table. Includes 125,000 shares that members of the group may acquire within 60 days upon exercise of stock options and 6,378 shares allocated to the executive officers under the ESOP, as to which the executive officers may exercise voting power, but not dispositive power, except in limited circumstances.

PROPOSAL ONE:
ELECTION OF DIRECTORS

Our Board of Directors currently consists of seven members. Our by-laws provide for a classified Board of Directors consisting of three classes of Directors, with each class serving a staggered three-year term. As a result, only a portion of our Board of Directors is elected each year.

The term of two of our seven Directors, Jerald D. Bidlack and James J. Malvaso, will expire at the annual meeting. The Nominating Committee has nominated Mr. Bidlack and Mr. Malvaso for re-election as Directors. If elected, each of Mr. Bidlack and Mr. Malvaso would hold office for a three-year term expiring in 2010 or until his successor is duly elected and qualified.

Unless authority to vote for one or more of the Director nominees is specifically withheld, proxies will be voted FOR the election of both nominees.

The Board of Directors does not contemplate that either nominee will be unable to serve as a Director, but if that contingency should occur before the proxies are voted, the persons named in the enclosed proxy reserve the right to vote for such substitute nominees as they, in their discretion, determine.

Our by-laws require mandatory retirement at age 75 for Directors who become members of the Board of Directors for the first time after October 30, 2002. No retirements pursuant to this provision occurred during fiscal year 2007.

The table below sets forth information concerning each Director nominee.

Nominees Proposed for Election as Directors
for a Three-Year Term Expiring in 2010

Name and Background	Director Since

Jerald D. Bidlack, age 71, has served since 1992 as President of Griffin Automation, Inc., a manufacturer of special automation machinery and systems, located in West Seneca, New York. He also serves as a trustee of Keuka College, located in Penn Yan, New York. Mr. Bidlack has served as the Chairman of our Board of Directors since 1998.	1985
James J. Malvaso, age 57, has since 1997 served as President and Chief Executive Officer of The Raymond Corporation, which is a manufacturer of electric lift trucks and is located in Greene, New York. Previously, and from 1993 to 1996, he served as Chief Operating Officer and Vice President-Operations of Raymond. He also serves as a trustee of Lemoyne College, located in Syracuse, New York.	2003

The table below sets forth information concerning each Director whose term in office does not expire at the 2007 annual meeting.

Directors Whose Terms Do Not Expire
at the Annual Meeting

Name and Background	Director Since	Term Expires

Helen H. Berkeley, age 78, is a private investor.	1998	2009
William C. Denninger, age 56, has since 2000 served as Senior Vice President-Finance and Chief Financial Officer of Barnes Group Inc., which is an international aerospace and industrial products manufacturer and distributor and is located in Bristol, Connecticut. Since 2006 he has also served as a director of Barnes Group Inc. Before joining Barnes, and from 1993 to 2000, he served as Vice President-Finance and Chief Financial Officer of BTR, Inc., located in Stamford, Connecticut.	2003	2008
H. Russel Lemcke, age 67, has since 1990 served as President of H. Russel Lemcke Group, Inc., which specializes in strategic business development, including mergers, acquisitions and joint ventures. Mr. Lemcke serves as a Director of Sensus Metering Systems, Inc., located in Raleigh, North Carolina. Sensus is a global manufacturer of utility metering products and systems.	1996	2008
James R. Lines, age 46, became our President and Chief Operating Officer in June 2006. Mr. Lines has been with our company since 1984. Previously, and since December 2004, Mr. Lines was our Vice President and General Manager. Mr. Lines has also held the positions of Vice President of Engineering and Vice President of Sales and Marketing. Prior to his senior management positions, he was an application engineer, sales engineer and product supervisor. Mr. Lines holds a Bachelor of Science degree in Aerospace Engineering from the University of Buffalo.	2006	2009
Cornelius S. Van Rees, age 78, was a partner in the New York City law firm of Thacher Proffitt & Wood until his retirement in 1994. Mr. Van Rees received his law degree in 1954 from Columbia University. He also serves as our Corporate Secretary.	1969	2008

PROPOSAL TWO:
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP (“Deloitte & Touche”) as our independent registered public accounting firm for fiscal year 2008. This selection will be presented to our stockholders for ratification at the annual meeting. The Audit Committee will consider the outcome of this vote in its future discussions regarding the selection of the company’s independent registered public accounting firm.

The Board of Directors unanimously recommends a vote FOR the proposal to ratify the selection of Deloitte & Touche to serve as our independent registered public accounting firm for fiscal year 2008. Unless otherwise instructed in the proxy, the persons named in the enclosed proxy will vote the proxies FOR this proposal.

We have been advised by Deloitte & Touche that it will have a representative present at the annual meeting and that such representative will be available to respond to appropriate questions. Such representative will be given an opportunity to make a statement if he or she so desires.

Fees Paid to Deloitte & Touche LLP

We paid the following fees to Deloitte & Touche for fiscal year 2007 and for the fiscal year ended March 31, 2006, referred to in this proxy statement as “fiscal year 2006”:

	Fiscal Year	Fiscal Year
	2007	2006

Audit fees	$155,000	$157,045
Audit-related fees	26,505	47,348
Tax fees	196,994	35,182
All other fees	—	—

	$378,499	$239,575

Audit fees for each of fiscal year 2007 and fiscal year 2006 included fees associated with audits of our financial statements and reviews of financial statements included in our quarterly reports on Form 10-Q. Audit fees for fiscal year 2006 also included fees associated with reviews of our registration statements.

Audit-related fees for each of fiscal year 2007 and fiscal year 2006 included fees associated with, assistance with internal control over financial reporting and out-of-pocket expenses billed. Audit-related fees for fiscal year 2006 also included fees associated with employee benefit plan audits.

Tax fees for each of fiscal year 2007 and fiscal year 2006 primarily included tax compliance, tax consulting and tax planning services, as well as out-of-pocket expenses billed. In fiscal year 2007, tax consulting fees were for a research and development tax credit project.

The Audit Committee has determined that the provision of permitted non-audit services described above has not compromised the independence of Deloitte & Touche.

The Audit Committee has adopted procedures for pre-approving all audit and permitted non-audit services provided by our independent registered public accounting firm. The Audit Committee annually pre-approves a list of specific services and categories of services, subject to a specified cost level. Part of this approval process includes making a determination as to whether non-audit services are consistent with the Securities and Exchange Commission’s rules on auditor independence. The Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee, subject to reporting any such approvals at the next Audit Committee meeting.

The Audit Committee monitors the services rendered and actual fees paid to our independent registered public accounting firm quarterly to ensure such services are within the scope of approval. All audit and permitted non-audit services for which Deloitte and Touche were engaged were pre-approved by the Chairman of the Audit Committee.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is currently comprised of Directors Denninger (Chairman), Bidlack, Lemcke and Malvaso, each of whom the Board of Directors has affirmatively determined is independent pursuant to the listing standards of the American Stock Exchange and applicable Securities and Exchange Commission rules. The duties and responsibilities of the Audit Committee are set forth in the Audit Committee’s charter, as amended and restated by the Board of Directors on January 27, 2006.

The Audit Committee oversees the company’s financial reporting process on behalf of the Board of Directors, and has other duties and functions as described in its charter.

Management has the primary responsibility for the company’s financial statements and the reporting process. The company’s independent registered public accounting firm, Deloitte & Touche LLP, is responsible for auditing the company’s financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States.

The Audit Committee has:

•	reviewed and discussed the company’s audited financial statements for fiscal year 2007 with management and the independent registered public accounting firm;

•	discussed with the company’s independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•	received and discussed the written disclosures and the letter from the company’s independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with the company’s independent registered public accounting firm its independence.

When evaluating Deloitte & Touche’s independence, the Audit Committee discussed with Deloitte & Touche any relationships that may impact such firm’s objectivity and independence. The Audit Committee has also considered whether the provision of non-audit services by Deloitte & Touche is compatible with maintaining such firm’s independence, and has satisfied itself with respect to Deloitte & Touche’s independence from the company and its management.

The Audit Committee discussed with the company’s internal auditor and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditor and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluations of the company’s internal controls, and the overall quality of the company’s financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the company’s annual report on Form 10-K for the year ended March 31, 2007 for filing with the Securities and Exchange Commission. The Audit Committee has also selected the company’s independent registered public accounting firm for the fiscal year ending March 31, 2008 and has submitted such selection for ratification by the stockholders at the company’s annual meeting.

Audit Committee:

William C. Denninger, Chairman
Jerald D. Bidlack
H. Russel Lemcke
James J. Malvaso

CORPORATE GOVERNANCE

Board Meetings and Committees of the Board

The Board of Directors has affirmatively determined that Directors Berkeley, Bidlack, Denninger, Lemcke, Malvaso, and Van Rees are each independent within the meaning of the American Stock Exchange’s director independence standards.

The Board of Directors has an Audit Committee, a Compensation Committee, a Nominating Committee, and an Employee Benefits Committee. The function, composition, and number of meetings of each of these committees are described below. The current charter of each board committee is available on our website at www.graham-mfg.com under the heading “Corporate Governance.” The information contained on our website is not a part of this proxy statement.

Audit Committee

The current members of the Audit Committee are Directors Denninger (Chairman), Bidlack, Lemcke and Malvaso. The Board of Directors has affirmatively determined that each member of the Audit Committee satisfies the independence standards applicable to audit committee members specified in Section 121 of the listing standards of the American Stock Exchange and applicable Securities and Exchange Commission rules. The Board of Directors has also determined that the Audit Committee has at least one “audit committee financial expert” in accordance with applicable Securities and Exchange Commission rules. Mr. Denninger, based upon his professional work experience as referenced in his biography on page 6, has been designated by the Audit Committee as its “audit committee financial expert.”

The Audit Committee reviews with Deloitte & Touche LLP, our independent registered public accounting firm, our financial statements and internal control over financial reporting, Deloitte & Touche’s auditing procedures and fees, and the possible effects of professional services upon the independence of Deloitte & Touche.

The Audit Committee works closely with the Board of Directors, our executive management team, and our independent registered public accounting firm to assist the Board in overseeing our accounting and financial reporting processes and financial statement audits. In furtherance of these responsibilities, the Audit Committee is charged with assisting the Board of Directors in its oversight of: (i) the integrity of our financial statements and internal controls; (ii) our compliance with legal and regulatory requirements; (iii) the qualifications and independence of our independent registered public accounting firm; (iv) the performance of our independent registered public accounting firm; and (v) the planning for and performance of our internal audit function.

The Audit Committee is also responsible for preparing the Audit Committee’s report set forth in this proxy statement that the Securities and Exchange Commission’s rules require be included in our annual proxy statement, and performing such other tasks that are consistent with the Audit Committee’s charter.

The Audit Committee held five meetings during fiscal year 2007. The Audit Committee’s report relating to fiscal year 2007 begins on page 8.

Compensation Committee

The members of the Compensation Committee are Directors Lemcke (Chairman), Berkeley, Bidlack, Malvaso and Van Rees. The Board of Directors has affirmatively determined that each member of the Compensation Committee satisfies the independence standards specified in Section 121A of the listing standards of the American Stock Exchange.

The Compensation Committee reviews and determines annually salaries, incentive cash awards and other forms of compensation paid to our executive officers and management, approves recipients of awards of stock options and restricted stock and establishes the number of shares and other terms applicable to such awards. The Compensation Committee also construes the provisions of and generally administers the Amended and Restated 2000 Graham Corporation Incentive Plan to Increase Shareholder Value.

The Compensation Committee also determines the compensation paid to our Board of Directors, including fees paid for meeting attendance and equity-based awards. More information about the compensation of our directors is set forth under the heading “Director Compensation Programs” on page 30.

In addition, the Compensation Committee is responsible for reviewing and discussing with management the Compensation Discussion and Analysis that Securities and Exchange Commission rules require be included in our annual proxy statement, preparing the committee’s report that Securities and Exchange Commission rules require be included in our annual proxy statement, and performing such other tasks that are consistent with its charter. The Compensation Committee’s report relating to fiscal year 2007 appears on page 17 of this proxy statement.

The Compensation Committee is not authorized to delegate its authority or responsibility to another person or subcommittee.

The Compensation Committee held three meetings during fiscal year 2007.

For more information on the role of the Compensation Committee in determining executive compensation, see Compensation Discussion and Analysis beginning on page 12.

Nominating Committee

The members of the Nominating Committee are Directors Van Rees (Chairman), Bidlack and Malvaso. The Board of Directors has affirmatively determined that each member of the Nominating Committee satisfies the independence standards specified in Section 121A of the listing standards of the American Stock Exchange.

The Nominating Committee evaluates, interviews and nominates candidates for election to the Board of Directors.

The Nominating Committee held one meeting during fiscal year 2007.

When identifying nominees for Director, the Nominating Committee solicits suggestions from incumbent Directors, management, stockholders and others. In identifying and evaluating nominees, the Nominating Committee seeks candidates possessing the highest standards of personal and professional ethics and integrity; practical wisdom, independent thinking, maturity and the ability to exercise sound business judgment; skills, experience and demonstrated abilities that help meet the current needs of the Board of Directors; and a firm commitment to the interests of our stockholders.

In addition, the Nominating Committee takes into consideration such other factors as it deems appropriate. These factors may include knowledge of our industry and markets, experience with businesses and other organizations of comparable size, the interplay of the nominee’s experience with the experience of other members of the Board of Directors, and the extent to which the candidate would be a desirable addition to the Board of Directors and any of its committees. The Nominating Committee may consider, among other factors, experience or expertise in the heat-transfer industry, global business, science and technology, competitive positioning, corporate governance, finance or economics, and public affairs.

Pursuant to our by-laws, stockholders of record entitled to vote in the election of Directors at any annual meeting may recommend individuals for consideration by the Nominating Committee as potential nominees by submitting written recommendations to our Corporate Secretary so that they are delivered or received no later than (i) 60 days in advance of the annual meeting, if the annual meeting is to be held within 30 days preceding the anniversary of the previous year’s annual meeting, or (ii) 90 days in advance of the annual meeting, if the annual meeting is to be held on or after the anniversary of the previous year’s annual meeting. For an annual meeting held at a time other than within these time periods, or for a special meeting of stockholders for the election of Directors, nominations must be submitted no later than the close of business on the 10th day following the date on which notice of such meeting is first given to stockholders.

Stockholder recommendations must contain: (i) each nominee’s name, age, business and residence addresses; (ii) the nominee’s principal occupation or employment; (iii) the nominee’s written consent to serve as a Director, if elected; and (iv) such other information regarding the nominee as would be required to be included in a proxy statement filed pursuant to applicable rules of the Securities and Exchange Commission.

In addition, any stockholder submitting a recommendation must provide his or her own name and address as they appear on our books and records, as well as the class and number of our shares owned of record and the dates he or she acquired such shares. The stockholder also must describe all arrangements or understandings between the stockholder and the nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are made by the stockholder. Furthermore, the stockholder must (i) identify any person employed, retained, or to be compensated by the stockholder submitting the nomination or by the person nominated, or any person acting on his or her behalf, to make solicitations or recommendations to stockholders for the purpose of assisting in the election of such nominee, and (ii) briefly describe the terms of such employment, retainer or arrangement for compensation.

The Nominating Committee will evaluate nominees proposed by stockholders using the same criteria, and in the same manner, as described above for other nominees.

Employee Benefits Committee

The members of the Employee Benefits Committee are Directors Van Rees (Chairman), Berkeley, Bidlack and Denninger.

The Employee Benefits Committee serves as the plan administrator of our employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974, as amended, including our Retirement Income Plan, Incentive Savings Plan, Medical Plan, Life Insurance Plan, Long-Term Disability Plan, Employee Stock Ownership Plan and any other employee benefit plan we maintain for which a named fiduciary is designated. The Employee Benefits Committee oversees the operation, administration, investments and compliance of each of these plans.

The Employee Benefits Committee held one meeting during fiscal year 2007.

Meeting Attendance

During fiscal year 2007, the Board of Directors held a total of five meetings. Each Director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings of all committees of the Board of Directors on which he or she served (during the periods that he or she served).

Company policy requires that each Director attend our annual meeting of stockholders or provide the Chairman of the Board with advance notice of the reason for not attending. All of our Directors attended our 2006 annual meeting of stockholders.

Communications from Stockholders

Stockholders may send communications to the Board of Directors, or to individual Directors, to the attention of: Cornelius S. Van Rees, Corporate Secretary, Graham Corporation, 20 Florence Avenue, Batavia, New York 14020. The Corporate Secretary will convey all such communications to the Board, or if addressed to an individual member of the Board, to that Director.

EXECUTIVE OFFICERS

As of March 31, 2007, we were served by the following executive officers, who were elected by our Board of Directors:

James R. Lines, age 46, became our President and Chief Operating Officer in June 2006. Mr. Lines has been with our company since 1984. Previously, and since December 2004, Mr. Lines was our Vice President and General Manager. Mr. Lines has also held the positions of Vice President of Engineering and Vice President of Sales and Marketing. Prior to his senior management positions, he was an application engineer, sales engineer and product supervisor. Mr. Lines holds a Bachelor of Science degree in Aerospace Engineering from the University of Buffalo.

J. Ronald Hansen, age 60, has been our Vice President-Finance and Administration and Chief Financial Officer since joining us in 1993.

Stephen P. Northrup, age 55, was appointed our Vice President of Asia Operations in January 2006. Previously, and from 2005 to 2006, he served as our Vice President and Chief Technology Officer. From 1995 to 2005, Mr. Northrup served as our Vice President-Engineering. He had been employed with us since 1973. Effective June 7, 2007, Mr. Northrup retired from the company.

COMPENSATION OF NAMED EXECUTIVE OFFICERS AND DIRECTORS

Throughout this proxy statement, the persons who served during fiscal year 2007 as our principal executive officers (William C. Johnson, who served as our President and Chief Executive Officer until June 12, 2006 and James R. Lines, who has served as our President and Chief Operating Officer since June 14, 2006) and principal financial officer (J. Ronald Hansen), as well as the other person included in the 2007 Summary Compensation Table on page 18 (Stephen P. Northrup), are referred to as our “named executive officers.”

Compensation Discussion and Analysis

Principles and Objectives

In establishing executive compensation, the guiding principles and objectives of the Compensation Committee are as follows:

•	To provide a reasonable level of compensation sufficient to attract and retain executive personnel best suited by training, ability, and other relevant criteria for the company’s management requirements;

•	To balance base compensation (non-contingent) and incentive compensation (contingent upon performance) for the purpose of motivating executive personnel; and

•	To determine the extent and method of aligning the financial interest of the company’s executive personnel with the interest of its stockholders in the appreciation of their investment.

The Compensation Committee considers various measures of company and industry performance when determining named executive officer compensation, including revenue, net income, earnings per share, total market value and total stockholder return. As described further below, the Compensation Committee also compares our executive compensation programs with the programs of other comparably sized companies both in our industry and in our geographic region.

Role of the Compensation Committee

Our Compensation Committee designs and implements compensation programs that further the intent and purpose of our fundamental compensation philosophy and objectives. Our Compensation Committee is responsible for setting appropriate compensation levels for our named executive officers, and determines base salary, incentive cash awards and equity-based awards for each of our named executive officers.

Our Compensation Committee is currently comprised of five members of our Board of Directors, each of whom is independent under the independence standards of the American Stock Exchange. The current members of the Compensation Committee are Directors Lemcke (Chairman), Berkeley, Bidlack, Malvaso and Van Rees. The chairman of the Compensation Committee is responsible for setting the agenda for each committee meeting and for ensuring that meetings are conducted in an efficient manner.

The Compensation Committee annually conducts a performance evaluation of its operation and function and recommends any proposed changes to our Board of Directors for approval.

The duties and responsibilities of the Compensation Committee are set forth in its charter, as adopted by our Board of Directors on March 27, 2006. The charter of the Compensation Committee is available on our website at www.graham-mfg.com under the heading “Corporate Governance.” We have included additional information about the Compensation Committee under the heading “Compensation Committee” on page 9.

Components of Compensation

The total compensation package for our named executive officers consists of the following components:

•	annual base salary;

•	annual cash incentive compensation based on operating performance;

•	long-term equity incentive compensation through the granting of restricted stock based on operating performance and the granting of stock options;

•	perquisites and other personal benefits; and

•	retirement benefits.

Our compensation program is comprised of short-term compensation in the form of salary and annual cash incentive compensation, and long-term compensation in the form of stock options and restricted stock. We do not have a specific policy for the allocation of compensation between short-term and long-term compensation or cash and equity compensation, as the allocation of these items is primarily driven by market compensation information.

Our Amended and Restated 2000 Graham Corporation Incentive Plan to Increase Shareholder Value (referred to in this proxy statement as the “Incentive Plan”), which was approved by our stockholders at the 2006 annual meeting, is a comprehensive executive compensation plan that provides for the grant of stock options, restricted stock, and other stock-related awards, as well as other awards that may be settled in cash or other property. All equity awards under the Incentive Plan are made at the market price of our common stock at the time of the award. As of March 31, 2007, all of our named executive officers then employed by us participated in the Incentive Plan.

Utilization of Outside Consultants by the Compensation Committee

Our Compensation Committee also periodically retains an independent compensation consulting firm to assist the Compensation Committee in its evaluation of our executive compensation programs, its considerations regarding compensation alternatives and in its determination of the compensation of our named executive officers.

Our Compensation Committee has previously engaged the Hay Group, a global management consulting firm, to act as its compensation consultant. In the course of its engagement, the Hay Group provided to the Compensation Committee market data regarding executive compensation pay packages, reviewed the elements of our existing compensation programs and advised the Compensation Committee on existing and proposed compensation alternatives. In providing such information and advice, the Hay Group made presentations at Compensation Committee meetings and prepared reports for the Compensation Committee’s review and consideration. During fiscal year 2007 the Hay Group did not attend any Compensation Committee meeting or prepare any formal reports for the Compensation Committee’s review.

Role of Named Executive Officers in Compensation Decisions

Our principal executive officer annually reviews the performance of the other named executive officers and presents the performance information to the Compensation Committee. The Compensation Committee annually reviews the performance of our principal executive officer. The Committee considers such performance information in determining each element of compensation for the named executive officers.

On an annual basis our principal executive officer approves and recommends to the Compensation Committee the individual objectives for our other named executive officers in connection with the cash incentive awards under the Graham Annual Executive Cash Bonus Program. The Chairman of our Board of Directors approves individual objectives for our principal executive officer. See “Annual Cash Incentive Compensation” on page 14 for more information about this program.

In addition, our principal executive officer makes recommendations to the Compensation Committee with respect to the salary, cash incentive and equity-based compensation paid to the other named executive officers. The Compensation Committee uses its discretion to determine whether to accept, reject or modify any adjustments to awards that may be recommended by our principal executive officer.

Use of Benchmarking

In making compensation decisions, the Compensation Committee compares our executive compensation programs with the programs of comparably sized companies both in our industry and our geographic region and examines national and regional compensation trends. The Compensation Committee does not use a formal peer group.

The Compensation Committee has historically set annual base salaries for our named executive officers to be approximately at the median for similarly situated executive officers of companies in our industry and geographic region. The Compensation Committee has historically set non-cash compensation, in the form of stock options, below that offered by comparably sized companies in our geographic region.

Certain Tax and Accounting Implications

We periodically review accounting and tax laws, rules and regulations that may apply to our compensation programs. However, tax and accounting considerations have not significantly impacted the compensation programs that we offer to our named executive officers.

The Impact of Deductibility of Compensation.  As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that we may not deduct compensation of more than $1,000,000 that is paid to certain individuals. In certain situations, the Compensation Committee reserves the ability to approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for its executive officers.

Accounting for Stock-Based Compensation.  We account for stock-based employee compensation at fair value of the awards on the grant date and recognize the related cost in our statements of operations and retained earnings in accordance with SFAS No. 123(R), “Share-Based Payment,” which we adopted effective April 1, 2006 utilizing the modified prospective method. These stock-based payments include awards made under our Amended and Restated 2000 Incentive Plan to Increase Shareholder Value and our Outside Directors’ Long-Term Incentive Plan.

Annual Base Salaries

The Compensation Committee reviews base salaries for each named executive officer at least annually. For fiscal year 2007, the Compensation Committee set the base salaries for executive officers based on company and individual performance for the previous year, internal relativity and market conditions (including the Compensation Committee’s understanding of the base salaries received by similarly situated executive officers at comparably sized companies in our industry and/or geographic region, as described under “Use of Benchmarking” on page 13).

Based on these factors, in March 2006, the Compensation Committee approved an increase in base salary for fiscal year 2007 for William C. Johnson, James R. Lines, and J. Ronald Hansen that constituted an increase of approximately 6%, 3% and 3%, respectively, from each such executive officer’s base salary for fiscal year 2006.

In connection with his appointment as our President and Chief Operating Officer, on July 27, 2006, we entered into an employment agreement with James R. Lines, pursuant to which, among other things, he will receive a minimum annual base salary of $220,000.

Base salaries paid to our named executive officers during fiscal year 2007 are shown in the “Salary” column of the 2007 Summary Compensation Table on page 18.

On March 27, 2006, the Compensation Committee approved the Graham Corporation Policy Statement for U.S. Foreign Service Employees in order to make overseas assignments attractive to our employees, including named executive officers. Pursuant to the policy statement, the following will apply to employees serving in a foreign country:

•	an employee assigned to service in a foreign country for greater than thirty days but less than six months may be entitled to a special bonus of up to 5% of base salary earned while on assignment, and

•	an employee assigned to service in a foreign country for six months or more may, among other things, be eligible to receive a one time special increase of up to 5% of his or her base salary while on assignment, the payment or reimbursement of various expenses associated with living overseas, a cost of living adjustment to provide equivalent purchasing power abroad, and the reimbursement of certain other expenses (including certain travel expenses associated with family visits).

Our only named executive officer eligible to receive benefits under the Policy Statement has been Stephen P. Northrup, our former Vice President of Asia Operations. Pursuant to the Policy Statement, at the end of fiscal year 2006 Mr. Northrup’s base salary was increased by 5% to take into account his overseas assignment as well as the increased costs and expenses incurred by him as a China-based employee.

Annual Cash Incentive Compensation

On March 27, 2006, the Compensation Committee adopted the Graham Annual Executive Cash Bonus Program that was effective for fiscal year 2007. The objective of the Cash Bonus Program is to compensate our senior executive officers, including our named executive officers, for above-average performance through an annual cash incentive award related both to company and individual performance, with 70% and 20% of such award based on the attainment by the company of objectives based on net income and average working capital, respectively, and 10% based on the attainment by the senior executive officer of individual objectives.

Company objectives for net income and average working capital are typically set during our annual budgeting process and are approved by our Board of Directors along with our annual budget immediately prior to the beginning of the relevant fiscal year. Individual objectives are set on or before the determination of the annual budget. The Chairman of the Board of Directors approves individual objectives for our principal executive officer. The individual objectives for our other named executive officers are approved by our principal executive officer and recommended to the Compensation Committee.

For fiscal year 2007, target bonus levels at 100% attainment of both company and individual objectives were 46% of base salary for Mr. Lines and 35% of base salary for our other named executive officers. Pursuant to the Cash Bonus Program, each participant may receive anywhere from 0% to 150% of his target bonus level for the net income and average working capital portions of the eligible bonus amount, depending on the attainment of objectives. The Compensation Committee generally does not intend to pay any financial bonus for performance less than 70% of budget for net income or greater than 110% of budget for average working capital percentage.

Individual objectives are not directly tied to the financial performance objectives. As a result, a participant may achieve up to 10% of the bonus even if we do not reach the required targets for net income or average working capital.

Under the Cash Bonus Program, special awards may be made to any executive (including a named executive officer) who has made an extraordinary contribution to the company during the fiscal year. Such awards are generally recommended in writing by our principal executive officer to the Chair of the Compensation Committee and approved by the Compensation Committee before grant.

The Compensation Committee also has the discretion to include or exclude extraordinary events that either positively or negatively affect financial performance in the financial calculations regarding the achievement of company objectives.

At its May 2007 meeting, the Compensation Committee reviewed each named executive officer’s achievement of company and individual objectives during fiscal year 2007 and approved cash incentive compensation under the Cash Bonus Program. The amount of such cash awards earned by each named executive offer in fiscal year 2007 is set forth in the “Non-Equity Incentive Plan Compensation” column of the 2007 Summary Compensation Table on page 18.

The Compensation Committee believes that company and individual objectives are set at levels that are attainable. For fiscal year 2007, cash incentive compensation earned under the Cash Bonus Program reached 68% of target for each of our named executive officers.

On March 1, 2007, the Compensation Committee renewed the Cash Bonus Program for fiscal year 2008. The Cash Bonus Program in effect for fiscal year 2008 is substantially similar to the Cash Bonus Program in effect for fiscal year 2007, except that for fiscal year 2008, target bonus levels at 100% attainment of both company and individual objectives are 50% of base salary for Mr. Lines and individual objectives are 35% of base salary for our other named executive officers.

Long-Term Equity Incentive Compensation

On March 27, 2006, the Compensation Committee adopted the Annual Stock-Based Incentive Award Plan for Senior Executives (referred to in this proxy statement as the “Stock Bonus Plan”) to be effective beginning in fiscal year 2007. The purpose of the Stock Bonus Plan is to motivate our named executive officers to increase stockholder value by providing them with long-term stock-based awards for above-average company performance.

The named executive officers currently employed by us are all eligible to participate in the Stock Bonus Plan. Awards under the Stock Bonus Plan consist of nonqualified stock options and shares of restricted stock that will be subject to forfeiture in accordance with a vesting schedule. Stock options and restricted stock are issued under our Incentive Plan.

Stock options and restricted stock, if granted, are approved by the Compensation Committee on an annual basis at its first regularly scheduled meeting after the fiscal year end. We schedule the dates of these meetings several months in advance.

Long-term incentive opportunities are intended to be competitive with the long-term incentive opportunities offered at other comparably sized companies in our geographic region. Therefore, we do not generally consider the amount of outstanding equity awards currently held by a named executive officer when making awards of stock options and restricted stock.

Options.  Options awarded under the Stock Bonus Plan have an exercise price equal to the fair market value of a share of our common stock on the date of grant, a term of ten years and vest 25% per year over four years beginning on the first anniversary of the date of grant. The number of options awarded to a named executive officer is subject to the discretion of our Compensation Committee, but is generally determined by multiplying such officer’s base salary in effect for the relevant fiscal year by 20%, and then dividing the product by the value of such option (determined using the Black-Scholes valuation method).

Options granted to each of our named executive officers in fiscal year 2007 are set forth in the 2007 Grants of Plan-Based Awards Table on page 19. In addition, on May 31, 2007, the Compensation Committee approved the following grants of stock options to our named executive officers: James R. Lines: 5,277 and J. Ronald Hansen: 4,426. Each such stock option has an exercise price of $17.25 per share (that being the closing price of our common stock on the American Stock Exchange on the date of grant).

Restricted Stock.  The number of shares of restricted stock to be awarded to our named executive officers under the Stock Bonus Plan is determined based on net income and working capital matrixes. Seventy-five percent of a named executive officer’s restricted stock award is based on the company’s attainment of a net income target and 25% is based on the company’s attainment of a working capital target for the fiscal year. Attainment of 100% of both targets would result in a restricted stock award valued at 15% of such officer’s base salary. This target value may decrease to zero or increase to up to 150% of such target value based on our attainment of lower or higher percentages of the respective net income and working capital target amounts.

Shares of restricted stock awarded under the Stock Bonus Plan will be valued at the fair market value of our common stock on the date of grant and will vest as follows: (i) 10% on the first anniversary of the date of grant; (ii) 20% on the second anniversary of the date of grant; (iii) 30% on the third anniversary of the date of grant; and (iv) the final 40% on the fourth anniversary of the date of grant.

On May 31, 2007, the Compensation Committee approved the grants of the following amounts of restricted stock to the following named executive officers: James Lines — 1,096; and J. Ronald Hansen — 920.

Perquisites and Other Personal Benefits

During fiscal year 2007 we also made contributions to the 401(k) accounts of each of our named executive officers pursuant to our Incentive Savings Plan, and paid premiums for life insurance policies for the benefit of each of our named executive officers. In addition, Mr. Lines and Mr. Hansen participate in our short-term disability program that is available to our managers and executive officers. Mr. Johnson and Mr. Northrup also participated in such plans while employed by us. We also make available to our named executive officers health insurance and long-term disability programs that are available to our salaried employees generally.

Retirement Benefits

Each of our current named executive officers is also eligible to participate in our Retirement Income Plan, which is a defined benefit pension plan for the benefit of our domestic employees hired prior to January 1, 2003. Benefits are based on the employee’s years of service and average annual base salary for the five highest consecutive calendar years of compensation in the ten-year period preceding retirement.

We also make available to our named executive officers our Supplemental Executive Retirement Plan, which is intended to provide eligible participants and their surviving spouses and beneficiaries with the amount of employer-provided retirement benefits that the Retirement Income Plan would provide but for the limitation on compensation that may be recognized under tax-qualified plans imposed by section 401(a)(17) of the Internal Revenue Code and the limitations on benefits imposed by sections 415(b) and (e) of the Internal Revenue Code.

We also maintain the Incentive Savings Plan, which is a 401(k) plan that provides for both employer and employee contributions.

We have provided more information about these retirement plans and the benefits payable to our named executive officers under such plans, under the heading “Pension Benefits at March 31, 2007” on page 22.

Stock Ownership Objectives

In order to more closely align the interests of our senior executive officers (which include our named executive officers) and our directors with the best interests of our stockholders, on March 27, 2006 the Compensation Committee established minimum stock ownership objectives that require our senior executive officers and our directors to work towards acquiring and maintaining specific levels of equity ownership interests in our common stock within specified time frames.

The stock ownership objectives for our named executive officers as established by the Compensation Committee are shown below, and are based on each officer’s position.

Principal executive officer	Common stock with a value equal to at least 1.25 times his annual base salary.
Other named executive officers	Common stock with a value equal to at least 1.00 times his annual base salary.

Pursuant to our stock ownership objectives, our directors are required to own not less than 4,000 shares of our common stock. Our senior executive officers and directors must be in compliance with stock ownership guidelines within five years from the date the guidelines were adopted. Individuals who become senior executive officers or directors must comply with the ownership guidelines within five years of becoming subject to such guidelines. The stock ownership guidelines also require our senior executive officers to retain 65% of the net shares they realize (after tax) when a restricted stock award vests or a stock option is exercised until such persons are in compliance with the guidelines.

The Compensation Committee monitors the progress made by our senior executive officers and directors in achieving their stock ownership objectives and, if circumstances warrant, may modify the objectives and/or time frames for one or more of the senior executive officers or directors. In the event that a senior executive officer does not meet his ownership guidelines, this fact may be taken into consideration by the Compensation Committee when evaluating such executive’s overall performance.

Compensation Committee Report1

The Compensation Committee, which is comprised entirely of independent directors, has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement in accordance with Item 402(b) of Regulation S-K, as promulgated by the Securities and Exchange Commission. Based on such review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2007 and this proxy statement.

Compensation Committee:

H. Russel Lemcke, Chairman
Helen H. Berkeley
Jerald D. Bidlack
James J. Malvaso
Cornelius S. Van Rees

1 The material in this report is not “soliciting material,” is not deemed to be filed with the Securities and Exchange Commission and is not incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filings.

2007 Summary Compensation Table

The following table shows information regarding the compensation of our President and Chief Operating Officer (our principal executive officer), our former President and Chief Executive Officer, our Vice President-Finance and Administration and Chief Financial Officer (our principal financial officer) and our other executive officer for services rendered to us in all capacities for fiscal year 2007.

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
	Fiscal	Salary(1)	Bonus(2)	Awards	Awards(3)(4)	Compensation(2)	Earnings(5)	Compensation(6)	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)	($)	($)

James R. Lines,	2007	$202,639	$—	$—	$15,573	$63,188	$10,062	$6,267	$297,729
President and Chief Operating Officer (principal executive officer)(7)
J. Ronald Hansen,	2007	169,957	—	—	11,563	40,450	24,315	5,879	252,164
Vice President — Finance and Administration and Chief Financial Officer (principal financial officer)
Stephen P. Northrup,	2007	161,988	—	—	11,563	38,559	11,430	43,740	267,280
Former Vice President of Asia Operations(8)
William C. Johnson,	2007	88,338	—	—	4,625	—	—	4,107	97,070
Former President and Chief Executive Officer(9)

(1)	The amounts shown include cash compensation earned and paid, and cash compensation deferred at the election of each named executive officer under our 401(k) plan, the Incentive Savings Plan.

(2)	Amounts earned under our Cash Bonus Program are reported in the “Non-Equity Incentive Plan Compensation” column. For more information regarding these cash awards, see “Annual Cash Incentive Compensation” in Compensation Discussion and Analysis on page 14.

(3)	Stock option awards are issued under our Incentive Plan. The dollar values of stock option awards shown in this column are equal to the compensation cost recognized during fiscal year 2007 for financial statement purposes in accordance with Statement of Financial Accounting Standards No. 123 (revised), Share-Based Payment (referred to in this proxy statement as “SFAS No. 123R”), except no estimates for forfeitures have been included. This valuation method values stock options granted during fiscal year 2007 and previous years. A discussion of the assumptions used in calculating the compensation cost is set forth in Note 1 (The Company and Its Accounting Policies) to the Consolidated Financial Statements in our annual report on Form 10-K for the fiscal year ended March 31, 2007. As a result of his resignation, Mr. Johnson forfeited 12,000 outstanding stock options that had not yet vested. See footnote number 9 to this Summary Compensation Table.

(4)	Information regarding the stock options granted to our named executive officers in fiscal year 2007 is shown in the 2007 Grants of Plan-Based-Awards Table on page 19. The 2007 Grants of Plan-Based Awards Table also shows the aggregate grant date fair value of the stock options granted during fiscal year 2007 as determined in accordance with SFAS No. 123R.

(5)	The amounts shown reflect the changes in the actuarial present values under our Retirement Income Plan and our Supplemental Executive Retirement Plan. See “Pension Benefits at March 31, 2007” on page 22 for more information on our Retirement Income Plan and our Supplemental Executive Retirement Plan.

(6)	The amounts shown in this column include $4,321, $3,864 and $1,341 that we paid for life insurance premiums for Mr. Lines, Mr. Hansen and Mr. Northrup, respectively, and $4,107 that we paid for club dues for Mr. Johnson in fiscal year 2007. In addition, the amounts shown in this column include our contributions in the following amounts to the 401(k) accounts of the named executive officers pursuant to our Incentive Savings Plan for fiscal year 2007: $3,768 for Mr. Lines, $3,423 for Mr. Hansen, and $3,278 for Mr. Northrup. The amount shown in this column for Mr. Northrup also includes a $6,000 foreign service equalization allowance, living expenses while in China of $25,483 and personal travel expenses of $8,979.

(7)	Mr. Lines was appointed our President and Chief Operating Officer by our Board of Directors on June 14, 2006.

(8)	Effective June 7, 2007, Mr. Northrup retired from the company. We have engaged Mr. Northrup as an outside consultant for a period of four months following his retirement in order to assist with the orderly transfer of his responsibilities. Under Mr. Northrup’s consulting agreement, he receives as a monthly consulting fee an amount equal to his previous monthly salary ($13,903). Such consulting agreement also contains other terms and conditions customary to consulting agreements.

(9)	Mr. Johnson was our President and Chief Executive Officer from November 29, 2004 through June 12, 2006. His resignation from the company was effective July 31, 2006.

2007 Grants of Plan-Based Awards

The following table shows information regarding the grants of annual incentive cash compensation and stock options during fiscal year 2007 to our named executive officers.

					All Other
					Option Awards:
		Estimated Possible Payouts			Number of	Exercise or	Grant Date
		Under Non-Equity Incentive			Securities	Base Price	Fair Value
		Plan Awards			Underlying	of Option	of Stock
		Threshold	Target	Maximum	Options(2)	Award	and Option
Name	Grant Date	($)	($)(1)	($)	(#)	($/Sh)	Awards(5)

James R. Lines	6/1/2006				6,000(3)	$19.94	$55,500
	7/27/2006				3,000(4)	$17.10	24,060
	N/A	—	92,924	134,739
J. Ronald Hansen	6/1/2006				6,000(3)	$19.94	55,500
	N/A	—	59,485	86,253
Stephen P. Northrup(6)	6/1/2006				6,000(3)	$19.94	55,500
	N/A	—	56,704	82,221
William C. Johnson	6/1/2006				12,000(3)	$19.94	111,000
	N/A	—	—	—

(1)	The amounts shown in this column reflect the incentive cash compensation amounts that potentially could have been earned during fiscal year 2007 based upon the achievement of company and individual performance goals under our Cash Bonus Program. The amounts of actual cash awards earned in fiscal year 2007 by our named executive officers under our Cash Bonus Program were determined in May 2007. Such amounts are set forth in the “Non-Equity Incentive Compensation” column in the 2007 Summary Compensation Table on page 18. For more information regarding annual incentive cash compensation under our Cash Bonus Program, see “Annual Incentive Cash Compensation” in Compensation Discussion and Analysis on page 14.

(2)	These stock options were awarded pursuant to our Stock Bonus Plan, and issued under our Incentive Plan.

(3)	Each of these stock options vests 25% per year over four years and expires on June 1, 2016.

(4)	This option was granted to Mr. Lines in connection with his appointment as our President and Chief Operating Officer, vests 25% per year over four years and expires on July 27, 2016.

(5)	The dollar values of stock options disclosed in this column are equal to the aggregate grant date fair value computed in accordance with SFAS No. 123R, except no estimates for forfeitures were included. A discussion of the assumptions used to calculate the grant date fair values is set forth in Note 1 (The Company and Its Accounting Policies) to the Consolidated Financial Statements in our annual report on Form 10-K for the fiscal year ended March 31, 2007.

(6)	Mr. Northrup has retired from the company. See footnote 8 to the 2007 Summary Compensation Table above.

Annual Base Salaries as a Percent of Total Compensation

Annual base salaries paid to our named executive officers for fiscal year 2007 are shown in the 2007 Summary Compensation Table on page 18.

For fiscal year 2007, the base salary paid to each of our named executive officers constituted the following percentage of each executive’s total compensation: Mr. Lines — 68%; Mr. Hansen — 67%; Mr. Northrup — 61%; and Mr. Johnson — 91%.

Annual Cash Incentive Compensation

The non-equity incentive plan compensation set forth in the tables above reflects annual cash incentive compensation under our Cash Bonus Plan. Annual cash incentive compensation is earned based upon the achievement of company and individual goals, with 70% and 20% of such bonus based on the attainment by the company of objectives based on net income and average working capital, respectively, and 10% based on the attainment by the senior executive officer of individual objectives. Annual cash compensation is payable as a percentage of salary. For fiscal year 2007, target bonus levels at 100% attainment of both company and individual objectives were 46% of base salary for Mr. Lines and 35% of base salary for our other named executive officers.

Stock Options

We award stock options pursuant to our Stock Bonus Plan, and such awards are issued under our Incentive Plan. Pursuant to such plans, options have an exercise price equal to the fair market value of a share of our common stock on the date of grant, vest 25% per year over four years beginning on the first anniversary of the date of grant, and have a term of ten years. The number of options awarded to a named executive officer is determined by multiplying such officer’s base salary in effect for the relevant fiscal year by 20%, and then dividing the product by the value of such option (determined using the Black-Scholes valuation method). Pursuant to our employment agreements with Mr. Lines and Mr. Hansen, upon the occurrence of any event deemed a “termination” under such agreements after a change in control of the company, all unvested stock options held by Mr. Lines or Mr. Hansen would accelerate and become immediately exercisable in full.

Employment Agreements

During 2007 we were a party to employment agreements with each of our named executive officers. The following is a summary of the key terms of our employment agreements with our President and Chief Operating Officer and our other named executive officers.

James R. Lines.  On July 27, 2006, we entered into an employment agreement with Mr. Lines. The employment agreement supercedes all prior employment agreements that we had with Mr. Lines.

The agreement, which has an effective date of August 1, 2006, provides that Mr. Lines will receive an annual minimum base salary of $220,000 as well as other customary benefits. Mr. Lines is also eligible under the agreement to receive discretionary bonuses. The agreement automatically renews such that it always has a one-year term remaining, unless Mr. Lines or the company elects not to extend the term further, in which case the term will end on the first anniversary of the date on which notice of such election not to extend is given. If not terminated sooner, the agreement will end on the last day of the month in which Mr. Lines turns 65.

Our new employment agreement with Mr. Lines differs from the employment agreement that we previously had with Mr. Lines with respect to his minimum base salary and the length of his obligation not to compete with us or interfere in our business relationships and to maintain the confidentiality of our confidential information if he resigns from the company (for reasons other than a material breach of his employment agreement by the company), departs from the employ of the company without the approval of our Board of Directors, or is discharged for cause (in each case, the restrictive period was 12 months after such resignation or dismissal under the former agreement and is now 18 months under the new agreement). We are also no longer obligated to provide life insurance for the benefit of Mr. Lines.

In addition, our new employment agreement with Mr. Lines differs from the former employment agreement with respect to payments due upon termination without cause or termination following a change in control of the company, as described under the headings “Involuntary Termination” and “Change in Control” on pages 25 and 26, respectively.

J. Ronald Hansen.  We are a party to an employment agreement with Mr. Hansen, our Vice President-Finance and Administration and Chief Financial Officer, which we entered into in May 1993 and amended in September 1996. The agreement provides that Mr. Hansen will receive a minimum annual base salary and customary benefits. Mr. Hansen is also eligible under the agreement to receive discretionary bonuses. The agreement automatically renews such that it always has a one-year term remaining, unless Mr. Hansen or we elect not to extend the term further, in which case the term will end on the first anniversary of the date on which notice of such election not to extend is given. If not terminated sooner, the agreement will end on the last day of the month in which Mr. Hansen turns 65.

Stephen P. Northrup.  During fiscal year 2007 we were a party to an employment agreement with Mr. Northrup, our former Vice President of Asia Operations, which we entered into in September 1996. The agreement provided that Mr. Northrup would receive a minimum base salary and customary benefits. Mr. Northrup was also eligible under the agreement to receive discretionary bonuses. The agreement automatically renewed such that it always had a one-year term remaining, unless Mr. Northrup or we elected not to extend the term further, in which case the term would end on the first anniversary of the date on which notice of such election not to extend was given. If not terminated sooner, the agreement would end on the last day of the month in which Mr. Northrup turned 65. Mr. Northrup has retired from the company, effective June 7, 2007.

William C. Johnson.  During fiscal year 2007 we were party to a letter agreement with Mr. Johnson, our former President and Chief Executive Officer, which we entered into in October 2004. The agreement provided for Mr. Johnson’s receipt of a starting base salary of $235,000, as well as an annual cash bonus if our return on capital employed and the personal goals set for Mr. Johnson by the Compensation Committee were attained. Mr. Johnson’s agreement also provided for our payment of certain club dues on his behalf. Additionally, Mr. Johnson’s agreement provided for our payment of certain term life insurance on his behalf. Mr. Johnson resigned as our President and Chief Executive Officer on June 12, 2006.

General.  Pursuant to our employment agreement with Mr. Hansen, if he resigns for reasons other than a material breach of the agreement by us, departs from our employment without the approval of our Board of Directors, or is discharged for cause, he will be subject to a 12-month covenant not to compete with us, not to interfere in certain of our business relationships, and not to disclose to anyone confidential information of the company. Similar provisions were included in our employment agreement with Mr. Northrup before his retirement. As described above, our employment agreement with Mr. Lines includes similar covenants, but for an 18-month period.

Our employment agreements with Mr. Lines and Mr. Hansen also provide for us to make certain payments to each such individual in the event we terminate his employment without cause or upon the occurrence of certain events relating to a change in control of the company, as described under the headings “Involuntary Termination” and “Change in Control” on pages 25 and 26, respectively.

Additional Information

We have provided additional information regarding the compensation we pay to our named executive officers in Compensation Discussion and Analysis beginning on page 12, and encourage you to read the above tables and their footnotes in conjunction with such information.

Outstanding Equity Awards at March 31, 2007

The following table shows information regarding the number of unexercised stock options held by our named executive officers as of March 31, 2007.

	Option Awards				Stock Awards
						Market
	Number of	Number of			Number of	Value of
	Securities	Securities			Shares or	Shares or
	Underlying	Underlying			Units of	Units of
	Unexercised	Unexercised	Option		Stock That	Stock That
	Options	Options	Exercise	Option	Have Not	Have Not
	(#)	(#)	Price	Expiration	Vested	Vested
Name	Exercisable	Unexercisable	($)	Date	(#)	($)

James R. Lines	6,000(3)	—	$13.90	10/26/2015	—	—
	—	6,000 (4)	19.94	6/1/2016	—	—
	—	3,000 (5)	17.10	7/27/2016	—	—
J. Ronald Hansen	6,000(3)	—	13.90	10/26/2015	—	—
	—	6,000 (4)	19.94	6/1/2016	—	—
Stephen P. Northrup(1)	6,000(3)	—	13.90	10/26/2015	—	—
	—	6,000 (4)	19.94	6/1/2016	—	—
William C. Johnson(2)	12,000(3)	—	13.90	10/26/2015	—	—

(1)	Stock options held by Mr. Northrup that vested by the date of his retirement will remain exercisable until the third anniversary of his retirement. After that time, such stock options will be cancelled.

(2)	This amount reflects the number of stock options held by Mr. Johnson as of March 31, 2007 that had vested before his resignation. Such stock options will be cancelled if not exercised by Mr. Johnson by the first anniversary of the effective date of his resignation. See footnote 9 to the 2007 Summary Compensation Table on page 19 for information regarding Mr. Johnson’s resignation from the company.

(3)	These options were exercisable as of April 27, 2006.

(4)	These options vest in four equal installments on June 1, 2007, June 1, 2008, June 1, 2009 and June 1, 2010.

(5)	These options vest in four equal installments on July 27, 2007, July 27, 2008, July 27, 2009 and July 27, 2010.

2007 Option Exercises and Stock Vested

The following table shows information regarding the number and value realized of stock options exercised during fiscal year 2007 for each of our named executive officers.

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
	Exercise	Exercise(1)	Vesting	Vesting
Name	(#)	($)	(#)	($)

James R. Lines	—	—	—	—
J. Ronald Hansen	—	—	—	—
Stephen P. Northrup	—	—	—	—
William C. Johnson	20,800	$137,071	—	—

(1)	The value realized on the exercise of stock options is based on the difference between the exercise price and the market price of our common stock on the date of exercise, multiplied by the number of shares acquired.

Pension Benefits at March 31, 2007

The following table shows information as of March 31, 2007 regarding our Retirement Income Plan and our Supplemental Executive Retirement Plan.

			Present Value	Payments
		Number of Years	of Accumulated	During Last
		Credited	Benefit(2)	Fiscal Year
Name	Plan Name	Service (#)	($)	($)

James R. Lines	Retirement Income	23	168,754	—
	Plan
	Supplemental	—	0	—
	Executive Retirement Plan
J. Ronald Hansen	Retirement Income	14	229,461	—
	Plan
	Supplemental	—	0	—
	Executive Retirement Plan
Stephen P. Northrup	Retirement Income	30	370,139	—
	Plan
	Supplemental	—	0	—
	Executive Retirement Plan
William C. Johnson(1)	Retirement Income	—	—	—
	Plan
	Supplemental	—	—	—
	Executive Retirement Plan

(1)	While employed by us, Mr. Johnson did not participate in our Retirement Income Plan or our Supplemental Executive Retirement Plan.

(2)	The present value of accumulated benefits indicated in the table were calculated using a 5.91% discount rate and the RP2000 Mortality Table for males and an age 63 retirement age, which are the same assumptions used for financial reporting purposes. The amounts indicated represent liabilities funded by the trust fund. Part of the accrued benefit will be provided by John Hancock Insurance Company, through an annuity purchased in 1986.

Retirement Income Plan

Our Retirement Income Plan is a defined benefit pension plan for the benefit of our domestic employees hired prior to January 1, 2003. The purpose of the Retirement Income Plan is to supplement Social Security benefits and to provide a reliable source of regular income for participants or their survivors after retirement by the participant. During fiscal year 2007, each of our named executive officers was eligible to participate in the Retirement Income Plan.

Normal retirement under the Retirement Income Plan is the later of a participant’s 65th birthday, or the 5th anniversary of the date on which he or she became a participant. Early retirement under the Retirement Income Plan is available for a participant who is at least 55 years old and has completed fifteen years or more of creditable service. The Retirement Income Plan also provides for a disability retirement allowance in the event of disability.

The Retirement Income Plan also provides for the payment of a retirement benefit in the event that a participant’s employment was terminated when the participant was not eligible for normal, early or disability retirement. Eligibility for such “vested retirement” requires the completion of five years of service with the company. A participant who is entitled to a vested retirement allowance when his or her employment terminates will ordinarily begin receiving payments after reaching normal retirement age. If the participant has completed at least fifteen years of creditable service, he or she may elect to begin receiving payments on the first day of the month after he or she reaches age 55 and up to the first month after he or she reaches normal retirement age. The amount of a participant’s monthly vested retirement payments will vary depending on age, period of service and years of creditable service.

Benefits under the Retirement Income Plan are based on the employee’s years of service and average annual base salary for the five highest consecutive calendar years of compensation in the ten-year period preceding retirement. Benefits under the Retirement Income Plan are reduced to take into account a participant’s social security benefits paid for by the company.

The annual amount of the normal retirement benefit is determined based on the following formula:

•	Step 1. Average final compensation is multiplied by 50%. For the purposes of this calculation, average final compensation is the participant’s average annual base salary for the highest five consecutive years during the last ten years of his or her employment with the company preceding termination of employment.

•	Step 2. The participant’s estimated Social Security benefit is multiplied by 50% to determine the Social Security offset.

•	Step 3. The Social Security offset is subtracted from the amount determined in Step 1.

•	Step 4. If the participant has less than 30 years of creditable service, the amount determined in Step 3 is multiplied by a fraction, the numerator of which is the participant’s total years of creditable service and the denominator of which is 30. If the participant has 30 or more years of creditable service, the amount determined in Step 3 is multiplied by 1.

The annual amount of the retirement benefit for early retirement is determined in the same manner, except that the average final compensation, Social Security offset and creditable service are determined at the early retirement date. In the event a participant retires early and elects to have his or her early retirement allowance commence before his or her normal retirement age, the retirement allowance that he or she receives will be reduced based on how old he or she is when the benefits commence and his or her years of creditable service upon retirement.

The approximate years of creditable service as of March 31, 2007 of each of the named executive officers eligible to participate in the Retirement Income Plan are as follows: 14 years for Mr. Hansen; 23 years for Mr. Lines; and 30 years for Mr. Northrup. We do not normally grant additional years of service credit. Upon his retirement in June 2007, Mr. Northrup was eligible to receive early retirement benefits under the Retirement Income Plan.

The form and amount of the payments made under the Retirement Income Plan depends upon marital status when payment begins and the form of payment selected. The normal form of benefit for a married participant is a

50% joint and survivor annuity, which provides a retirement allowance in the form of reduced monthly payments that will continue for the rest of the participant’s life. If the participant is survived by the person who was the participant’s spouse when payments began, such spouse will receive survivor benefits equal to 50% of the amount of the payments made to the participant during his or her lifetime. His or her spouse will be paid survivor benefits for his or her remaining lifetime. With the spouse’s consent, a participant may elect to receive benefits in the form of a single life annuity, 100% joint and survivor annuity, a 10, 15, or 20 year certain annuity or a life annuity with a 10, 15, or 20 year guarantee.

Supplemental Executive Retirement Plan

In addition to the Retirement Income Plan, we maintain a Supplemental Executive Retirement Plan, referred to as the “Supplemental Plan,” that is a deferred compensation plan and is intended to provide eligible participants and their surviving spouses and beneficiaries with the amount of employer-provided retirement benefits that the Retirement Income Plan would provide but for the limitation on compensation that may be recognized under tax-qualified plans imposed by section 401(a)(17) of the Internal Revenue Code and the limitations on benefits imposed by sections 415(b) and (e) of the Internal Revenue Code.

A participant who has completed a period of service of at least five years under the Retirement Income Plan and whose benefits are limited by the above-referenced provisions of the Internal Revenue Code, are entitled to receive a monthly benefit from the Supplemental Plan. All of our named executive officers as of the date of this proxy statement are eligible to participate in the Supplemental Plan, but no named executive officer currently has an accrued benefit under the Supplemental Plan.

The monthly benefit under the Supplemental Plan is determined by dividing the retirement benefits that would have been payable to or with respect to the plan participant had the limitations imposed by the Internal Revenue Code not been applicable, by the retirement benefits payable to or with respect to the participant under the Retirement Income Plan.

A participant’s retirement benefits under the Supplemental Plan will be paid to or with respect to the participant in the same form and at the same time as the participant’s retirement benefits under the Retirement Income Plan. The benefits under the Supplemental Plan will cease upon cessation of benefits to the participant or his beneficiary under the Retirement Income Plan.

In the event of a “change in control” of the company, each participant in the Supplemental Plan would become 100% vested in his benefits. We have described the events that would constitute a “change in control” for the purposes of the Supplemental Plan under the heading “Potential Payments Upon Termination or Change in Control,” which begins below.

Incentive Savings Plan

All of the named executive officers currently employed by us are also eligible to participate in our Incentive Savings Plan (our 401(k) savings plan), which is available to all of our employees. Pursuant to the Incentive Savings Plan, we match funds deferred at the election of participants, up to a certain percentage, and we make profit sharing contributions to the accounts of participants.

With respect to the profit sharing contributions, eligible employees with at least one hour of service during the relevant plan year who are employed by us at the end of such year receive a contribution in an amount equal to 3.25% of eligible compensation received during such year, which contribution is paid on the first $210,000 of compensation. The amounts allocated to participants under the contribution plan vest after five years of employment.

The profit sharing contributions that we made on Mr. Johnson’s behalf since he became our President and Chief Executive Officer were not vested and were forfeited upon his resignation.

Potential Payments Upon Termination or Change in Control

The following information and table set forth the amount of payments to each of our named executives, except for Mr. Johnson, in the event of a termination of employment as a result of normal and early retirement, voluntary termination and termination for cause, involuntary termination, death, disability and termination following a change in control.

William C. Johnson resigned from the company effective June 12, 2006. Upon his resignation, Mr. Johnson was not entitled to any severance, other cash payment or other benefit. All benefits accrued by Mr. Johnson under our retirement plans were forfeited, as were stock options held by Mr. Johnson that had not vested by his resignation. The vested stock options held by Mr. Johnson will be cancelled if not exercised by the first anniversary of his resignation.

Assumptions and General Principles

The following assumptions and general principles apply with respect to the following table and any termination of employment of a named executive officer.

•	The amounts shown in the table assume that each named executive was terminated on March 31, 2007. Accordingly, the table reflects amounts earned as of March 31, 2007 and includes estimates of amounts that would be paid to the named executive upon the occurrence of a termination. The actual amounts to be paid to a named executive can only be determined at the time of the termination.

•	Unless otherwise noted, the fair market values of stock-based compensation were calculated using the closing price of our common stock on the American Stock Exchange on March 30, 2007.

•	A named executive is entitled to receive certain amounts earned during his term of employment regardless of the manner in which the named executive’s employment is terminated. These amounts include base salary, unused vacation pay and annual cash incentive compensation. These amounts are not shown in the table, except for potential prorated annual cash incentive compensation.

•	A named executive officer may exercise any stock options that are exercisable prior to the date of termination and will be entitled to receive unrestricted shares of common stock with respect to any restricted stock awards for which the vesting period has expired prior to the date of termination. Any payments related to these stock options and restricted stock awards are not included in the table because they are not severance payments.

•	A named executive officer will be entitled to receive all amounts accrued and vested under our retirement and savings programs, including our Incentive Plan and any pension plans in which the named executive officer participates. These amounts are not included in the table because they are not severance payments. Information about the pension benefits payable to each of our named executive officers as of March 31, 2007 is set forth under the heading “Pension Benefits at March 31, 2007” on page 22.

Normal and Early Retirement

A named executive officer is eligible to elect normal retirement at age 65 and early retirement at age 55-64 with at least five and fifteen years, respectively, of creditable service to the company, as discussed under the heading “Pension Benefits at March 31, 2007” on page 22.

As of March 31, 2007, none of the named executive officers were eligible for normal retirement, and only Mr. Northrup was eligible for early retirement.

Voluntary Termination and Termination for Cause

Pursuant to the employment agreements that we have with Mr. Lines and Mr. Hansen, upon termination for cause, we would pay all legal fees and other expenses incurred by such executive officer if he in good faith contests the termination. The executive officer would be required to reimburse us for all such costs if a court of final adjudication were to determine that the executive did not act in good faith in bringing such challenge. Similar provisions were included in our employment agreement with Mr. Northrup which was in effect before his retirement.

A named executive officer is not entitled to receive any severance payments or other benefits upon his voluntary decision to terminate his employment with the company prior to being eligible for retirement or upon termination for cause.

Involuntary Termination

Our employment agreements with Mr. Hansen and Mr. Lines each also provide that, upon termination without cause, or if the executive officer resigns because of our material breach of his employment agreement, we will have the following obligations:

•	pay to the executive officer compensation due him through the date of termination, including any accrued bonus;

•	pay to the executive officer a lump sum payment equal to twelve months’ base salary and nine months’ base salary for Mr. Hansen and Mr. Lines, respectively (Mr. Lines had been entitled to twelve months’ base salary under his former employment agreement);

•	provide the executive officer with continuing health care coverage for a period of thirty-six months and eighteen months for Mr. Hansen and Mr. Lines, respectively, following the effective date of termination of employment (Mr. Lines had been entitled to health care coverage for a period of thirty-six months under his former employment agreement);

•	pay for certain outplacement services for the executive officer; and

•	for Mr. Lines, continue to pay his salary on a monthly basis for nine months following the effective date of his termination.

Before his retirement, our employment agreement with Mr. Northrup provided for similar benefits upon termination without cause or resignation because of our material breach of his employment agreement as those set forth in Mr. Hansen’s employment agreement.

Pursuant to our new employment agreement with Mr. Lines, our obligation to make payments upon any termination without cause or his resignation because of a material breach of the agreement by the company is conditioned on his execution of an enforceable release of all claims against the company and his compliance with all provisions of the employment agreement.

While he was employed by us, our employment agreement with Mr. Johnson provided that we would pay him a severance payment equal to one year’s base salary in the event of termination, except for cause.

Death or Disability

Mr. Lines and Mr. Hansen participate in our life insurance plan, whereby the beneficiary of a named executive officer would be entitled to a death benefit equal to three times such named executive officer’s base salary. Mr. Johnson and Mr. Northrup also participated in such plan while employed by us.

In addition, we pay the premiums for life insurance policies for Mr. Lines and Mr. Hansen, whereby in the event of the death of either such executive officer, his beneficiary would be entitled to the payment of a death benefit equal to $1,700,000 and $1,000,000, respectively.

Mr. Lines and Mr. Hansen also participate in our short-term disability program that is available to our managers and executive officers. Pursuant to such program, each such named executive officer would be entitled to payments equal to his full base salary for six months following such disability. Mr. Lines and Mr. Hansen also participate in our long-term disability plan that is available to all of our salaried employees.

Change In Control

Our employment agreements with Mr. Lines and Mr. Hansen also require us to make payments to them upon the occurrence of certain events that would be deemed an event of “termination” after a change in control of the company.

James R. Lines.  Our employment agreement with Mr. Lines provides that, upon the occurrence of a triggering event that would be deemed an event of “termination” within three years after a “change in control” of the company, Mr. Lines would be entitled to certain payments, including, among other things, a lump sum payment equal to one dollar less than three times his annualized tax-includable compensation (including bonus) for the five most recent taxable years ending before the date of such change in control.

In addition, all unvested stock options or shares of restricted stock held by Mr. Lines would accelerate and become immediately exercisable in full, and we would be required to pay to Mr. Lines within six months of the triggering event a lump sum payment in an amount equal to the excess, if any, of: (i) the present value of the aggregate benefits to which he would be entitled under any and all qualified and non-qualified defined benefit pension plans maintained by us as if he were one hundred percent vested under such plans, over (ii) the present value of the benefits to which he is actually entitled under such defined benefit pension plans as of the date of his termination. The employment agreement contains certain limitations for these payments that relate to our ability to deduct such payments for federal income tax purposes.

Pursuant to our employment agreement with Mr. Lines, our obligation to make payments upon termination following a change in control is conditioned on his execution of an enforceable release of all claims and his compliance with all provisions of the employment agreement.

For the purposes of the termination benefits payable to Mr. Lines, a “change in control” would include the following events:

•	if any person, party or group (other than the company, any subsidiary of the company or any employee benefit plan sponsored by the company or any subsidiary), directly or indirectly, becomes the beneficial owner of twenty-five percent or more of the combined voting power of the outstanding securities of the company ordinarily having the right to vote at the election of directors;

•	a change in the composition of our Board of Directors such that members of our Board as of August 2006 cease to constitute at least a majority of our Board (unless the election or nomination of any new directors was approved by a vote of at least three-quarters of the directors comprising the Board of Directors as of August 2006);

•	the closing of a reorganization, merger or consolidation of the company, other than one with respect to which all or substantially all of those persons who were the beneficial owners immediately prior to such event, of outstanding securities of the company ordinarily having the right to vote in the election of directors own, immediately after such transaction, more than three-quarters of the outstanding securities of the resulting corporation ordinarily having the right to vote in the election of directors;

•	the closing of a sale or other disposition of all or substantially all of the assets of the company, other than to a subsidiary of the company; or

•	the complete liquidation and dissolution of the company.

The triggering events that would be deemed events of “termination” include, among others, termination of Mr. Lines for any reason other than death, disability or cause, or resignation of Mr. Lines under the following circumstances:

•	a change in the nature or scope of his authority from that prior to the change in control;

•	a reduction of his total compensation from that prior to the change in control;

•	a failure by the company to make any increase in compensation to which Mr. Lines may be entitled under his employment agreement, or action by the company to decrease his base salary;

•	a change requiring Mr. Lines to perform services other than in Batavia, New York or in any location more than thirty miles distant from Rochester, New York, except for certain required travel on the company’s business;

•	without his express written consent, the assignment to Mr. Lines of any duties inconsistent with his positions, duties, responsibilities and status with the company immediately prior to the change in control;

•	a failure by the company to continue in effect any bonus plans or other benefit or compensation plan in which Mr. Lines was participating at the time of the change in control or the taking of any action by the company which would adversely affect his participation in or materially reduce his benefits under such plans; or

•	prior to a change in control of the company, the failure by the company to obtain the assumption of the agreement to perform his employment agreement by any successor company.

In addition, in the event of a change in control, if the company fails to increase the base salary for Mr. Lines by a specified amount or if his base salary is decreased, then he would be entitled to terminate his employment agreement and we would be obligated to pay to him the same payments to which he would be entitled upon the occurrence of an event of termination in connection with a change in control.

Under our previous employment agreement with Mr. Lines, if the company failed to increase his base salary by a specified amount or decreased his base salary after the occurrence of a more limited number of events that would constitute a change in control, Mr. Lines would have been entitled to terminate his employment agreement and to receive payments to which he would be entitled upon termination without cause. Our previous employment agreement with Mr. Lines contained no other provision for payments in connection with termination after a change of control.

J. Ronald Hansen.  Our Senior Executive Severance Agreement with Mr. Hansen (referred to as the “Severance Agreement”) provides for us to make payments to Mr. Hansen upon the occurrence of certain events that would be deemed events of “termination” under the Severance Agreement (i) within three years after a change in control of the company, (ii) during any period when the company has or should have knowledge that any person has taken, or plans to take, steps reasonably calculated to effect a change in control, (iii) following the commencement of any discussions that ultimately result in the occurrence of a change in control or (iv) if undertaken at the instance or upon the suggestion of any participant in a prospective change in control or any agent or other person acting on behalf of or in conjunction with any such participant in a prospective change in control.

Such payments would include a lump sum payment equal to one dollar less than three times Mr. Hansen’s annualized tax-includable compensation (including bonus) for the five most recent taxable years ending before the date of such change in control. At Mr. Hansen’s election, he may receive such payment in the form of consecutive monthly cash payments in an aggregate amount equal to the present value of the lump sum payment on the date of termination.

In addition, all unvested stock options held by Mr. Hansen would accelerate and become immediately exercisable in full, and we would be required to pay to Mr. Hansen within six months of the occurrence of the event of termination a lump sum payment in an amount equal to the excess, if any, of: (i) the present value of the aggregate benefits to which he would be entitled under any and all qualified and non-qualified defined benefit pension plans maintained by us as if he were one hundred percent vested under such plans, over (ii) the present value of the benefits to which he is actually entitled under such defined benefit pension plans as of the date of his termination.

If, following a change in control, for any taxable year Mr. Hansen is liable for the payment of an excise tax with respect to any payment of money or property made by us or other related parties to him or for his benefit, we will be responsible to pay to Mr. Hansen a portion of such excise tax.

The triggering events that would be deemed events of termination include, among others, termination of Mr. Hansen for any reason other than death, disability or cause, or resignation of Mr. Hansen under the following circumstances:

•	a change in the nature or scope of his authority from that prior to the change in control;

•	a reduction of his total compensation from that prior to the change in control;

•	a failure by the company to make any increase in compensation to which Mr. Hansen may be entitled under his employment agreement, or action by the company to decrease his base salary;

•	a change requiring Mr. Hansen to perform services other than in Batavia, New York or in any location more than thirty miles distant from Rochester, New York, except for certain required travel on the company’s business;

•	without his express written consent, the assignment to Mr. Hansen of any duties inconsistent with his positions, duties, responsibilities and status with the company immediately prior to the change in control; or

•	a failure by the company to continue in effect any bonus plans or other benefit or compensation plan in which Mr. Hansen was participating at the time of the change in control or the taking of any action by the company which would adversely affect his participation in or materially reduce his benefits under such plans.

For the purposes of the Severance Agreement, the following events would constitute a “change in control”:

•	a change in the composition of our Board of Directors as a result of, or in connection with, any cash tender or exchange offer, consolidation, merger or other business combination, sale of assets or contested election, or any combination of such transactions, such that the persons who were Directors of the company before the transaction ceased to constitute a majority of our Board of Directors or the Board of Directors of any successor corporation;

•	if any person, party or group (other than the company, any subsidiary of the company or any employee benefit plan sponsored by the company or any subsidiary), directly or indirectly, becomes the beneficial owner of twenty-five percent or more of the combined voting power of the outstanding securities of the company ordinarily having the right to vote at the election of directors by any person; or

•	a change of control of the company that would be required to be reported in the proxy statement for the annual meeting of stockholders or on a Current Report on Form 8-K under the Securities Exchange Act of 1934.

In addition, pursuant to our employment agreement with Mr. Hansen, failure by us to increase Mr. Hansen’s base salary by a specified amount, or any decrease in his base salary, would trigger his right to receive the payments to which he would be entitled upon termination without cause in connection with any of the following events:

•	the acquisition by any person or entity of twenty percent or more of the outstanding equity stock of the company who was not an owner of twenty percent of the equity stock of the company prior to May 13, 1993; or

•	the acquisition by any person or entity of twenty percent or more of the assets of the company who was not an owner of twenty percent of the assets of the company prior to May 13, 1993.

Under our employment agreement with Mr. Northrup before his retirement, he would also have been entitled to receive the payments to which he would be entitled upon termination without cause in the event that the company failed to increase his salary by a specified amount or decreased his based salary following a change in control.

Pursuant to Mr. Hansen’s employment agreement, in the event that he is party to any other contract providing for termination upon service to the company, any compensation or other benefits provided to him under such other contract shall be applied to offset our obligation to pay him a lump sum equal to twelve months’ salary (such as upon termination without cause). As a result, our obligation to make such lump sum payment would be offset by any obligation of ours to make payments to Mr. Hansen that may be triggered upon his termination in connection with a change in control under the Severance Agreement.

We are also responsible under the Severance Agreement to indemnify Mr. Hansen for all reasonable attorneys’ fees and other expenses incurred in connection with enforcement or interpretation of the Severance Agreement, notwithstanding any judgment adverse to Mr. Hansen resulting from any litigation or arbitration commenced by Mr. Hansen in connection with the agreement, provided that he acted in good faith in commencing such proceeding. We have also agreed to pay prejudgment interest on any monetary judgment or award obtained by Mr. Hansen in connection with the Severance Agreement.

General.  In the event of any sale, merger or any form of business combination affecting us, our employment agreements with Mr. Lines and Mr. Hansen require us to obtain the express written assumption of the agreement by the acquiring or surviving entity, and failure to do so would entitle the executive officer to all payments and other benefits to be provided by us in the event of termination without cause. Our employment agreement with Mr. Northrup before his retirement contained a similar provision.

Our Severance Agreement with Mr. Hansen also provides that our failure to obtain the agreement of any successor company to assume the Severance Agreement prior to the effectiveness of such succession would constitute a breach of the Severance Agreement and would entitle Mr. Hansen to compensation in the same amount and on the same terms as he would be entitled in the event of a termination after a change in control.

In addition, pursuant to the Supplemental Plan, in the event of a “change of control,” each participant in our Supplemental Plan (which currently includes Mr. Lines and Mr. Hansen), would become one hundred percent vested in his benefits. For the purposes of such vesting, a “change of control” means:

•	the direct or indirect acquisition of the principal assets or a majority of the shares of the company by a person, party or group not directly or indirectly controlled by the company;

•	the occurrence of any cash tender or exchange offer, consolidation, merger or other business combination, sale of assets or contested election or elections, or any combination of such transactions, as a result of which or in connection with which, the persons who were members of our Board of Directors before the transaction shall cease to constitute a majority of the Board of the company or any successor company (including any entity acquiring substantially all of the assets of the company);

•	the acquisition of twenty-five percent or more of the shares of the company by any person, party or group acting in concert; or

•	a change of control of the company that would be required to be reported in the proxy statement for the annual meeting of stockholders or on a Current Report on Form 8-K under the Securities Exchange Act of 1934.

ESTIMATED PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Event	James R. Lines	J. Ronald Hansen	Stephen P. Northrup

Normal and Early Retirement
Prorated annual cash incentive compensation	$63,188	$40,450	$38,559

Total	$63,188	$40,450	$38,559
Voluntary Termination and Termination for Cause
Prorated annual cash incentive compensation	$63,188	$40,450	$38,559

Total	$63,188	$40,450	$38,559
Involuntary Termination
Prorated annual cash incentive compensation	$63,188	$40,450	$38,559

Continued salary	165,000	—	—
Cash severance payment	165,000	169,957	161,980
Healthcare coverage	18,191	25,401	43,656
Outplacement services(1)	40,000	40,000	40,000

Total	$451,379	$275,808	$284,195
Death
Prorated annual cash incentive compensation	$63,188	$40,450	$38,559
Life insurance proceeds	2,360,000	1,590,870	485,940

Total	$2,423,188	$1,631,320	$524,499
Disability
Prorated annual cash incentive compensation	$63,188	$40,450	$38,559
Short-term disability payments	$110,000	$84,978	$80,990

Total	$173,188	$125,428	$119,549
Change in Control with Termination
Prorated annual cash incentive compensation	$63,188	$40,450	$38,559
Accelerated stock options	0	0	0
Cash severance payment	639,401	568,058	—
Pension enhancement	—	—	—
Excise tax	—	214,415	—
SERP vesting	0	0	0

Total	$702,589(2)	$822,923	$38,559

(1)	Pursuant to our employment agreement with Mr. Lines, reimbursement of outplacement services is limited to a total amount of $40,000. Mr. Hansen’s and Mr. Northrup’s employment agreements do not contain a monetary limitation with respect to reimbursement for outplacement services. We have assumed for the purposes of this table that such payments will similarly be limited to an aggregate of $40,000.

(2)	Such amount does not take into account limitations imposed by our employment agreement with Mr. Lines, whereby certain amounts otherwise payable to Mr. Lines upon termination following a change in control may be reduced in connection with limitations on deductibility by the company for federal income tax purposes imposed by Section 280G of the Internal Revenue Code.

Director Compensation Programs

The Compensation Committee annually reviews and approves compensation for independent directors. Mr. Lines, our President and Chief Operating Officer, is not an independent director under applicable American Stock Exchange and Securities and Exchange Commission rules and, therefore, he does not receive any additional compensation for services as a director.

The Compensation Committee has utilized the services of the Hay Group, a global consulting firm, to provide it with information regarding director compensation trends and director compensation market data.

We use a combination of cash and equity-based compensation to attract and retain our independent directors. As described below, director compensation consists of an annual cash retainer; an additional annual cash retainer for chairs of the Board of Directors and each committee of the Board; committee meeting fees; share equivalent units; and stock options. We also reimburse our directors for reasonable expenses incurred in connection with their attendance at board and committee meetings. We do not provide retirement benefits to our independent directors.

In order to more closely align the interests of our senior executive officers and our directors with the best interests of our stockholders, on March 27, 2006 the Compensation Committee established minimum stock ownership objectives that require our senior executive officers and our directors to work towards acquiring and maintaining specific levels of equity ownership interests in our common stock within specified time frames. More information on these objectives is set forth under the heading “Stock Ownership Objectives” in Compensation Discussion and Analysis on page 16.

Cash Compensation

Each of our non-employee Directors receives an annual fee of $15,000 for service on the Board of Directors. Additionally, each non-employee Director receives a fee of $1,000 for each Board or committee meeting attended, except that if such meeting is held by telephone conference call or by unanimous written consent, the fee is reduced to $500. If the Board of Directors and/or one or more committees meet on the same day, a full meeting fee is paid for one meeting and one-half of the meeting fee is paid for each additional meeting attended that day.

The Chairman of the Board of Directors and each of our Directors serving as chairman of committees of the Board of Directors receive additional fees for such service. For fiscal year 2007, the Chairman of the Board of Directors received an additional annual fee of $15,000, the Chairman of the Audit Committee received an additional annual fee of $6,000, the Chairman of the Compensation Committee received an additional annual fee of $5,000, and the Chairman of the Employee Benefits Committee and the Chairman of the Nominating Committee each received an additional annual fee of $3,000.

Equity Compensation

Share Equivalent Units.  Non-employee Directors participate in the Outside Directors’ Long-Term Incentive Plan, or “LTIP.” The LTIP credits each of our non-employee Directors with Share Equivalent Units, or “SEUs” for five fiscal years during the term of such Director’s service, subject to our attainment of certain performance objectives. Upon termination of a non-employee Director’s service, but not before, the Director may redeem each SEU for one share of our common stock or, alternatively and subject to our discretion, for the cash equivalent at the closing price of the stock on the American Stock Exchange on the date of termination of service, subject to certain limitations which are discussed further below.

Under the LTIP, SEUs will be credited to each non-employee Director’s account for each of the first five fiscal years (plus the transition period, for directors in office when we changed our fiscal year end in 1997) during such director’s term in which we produce consolidated net income in an amount at least equal to the consolidated net income specified in our budget for each such fiscal year. Such determinations are made annually in June. Each SEU is valued at the market value of one share of our common stock on the valuation date, which is the last day of trading of the first quarter following the end of a fiscal year for which SEUs are to be credited. The number of SEUs to be credited is determined by dividing the value of one SEU into 10,000.

In the event that we elect under the LTIP to redeem a Director’s SEUs for cash representing a commensurate number of our shares of our common stock, the cash value will be determined by multiplying the number of SEUs held by such Director on the date of his or her termination from service multiplied by the closing price of our stock on the date of such termination. However, the cash value of each SEU may not exceed the greater of $8.00 per share or the price on the valuation date when initially credited to such Director’s account.

In the event that we elect to redeem a Director’s SEUs for a commensurate number of shares of our common stock, the number of shares we pay to such Director shall be determined as follows:

•	if the fair market value is at or below the valuation date price, each SEU will be redeemed for one share of common stock;

•	if the fair market value is greater than the valuation date price but less than $8.00 per share, each SEU will be redeemed for one share of our common stock;

•	if the fair market value is greater than $8.00 per share and the valuation date price was less than or equal to $8.00 per share, the number of shares constituting the redemption price of a Director’s SEUs will be determined by multiplying the number of SEUs times $8.00 and dividing the product by the fair market value; and

•	if the fair market value is greater than the valuation date price and the valuation date price was greater than $8.00 per share, the number of shares constituting the redemption price of a Director’s SEUs will be determined by multiplying the number of SEUs times the valuation date price and dividing the product by the fair market value.

Outstanding SEUs accrue dividends at the rate of $.025 per quarter in accordance with our regular dividend policy and are reflected in each Director’s account after the end of each fiscal year.

Options.  Our non-employee Directors are also eligible to participate in the Incentive Plan, pursuant to which they may be granted options to purchase shares of our common stock. On June 1, 2006, each of our non-employee Directors was granted an option to purchase 2,000 shares of our common stock at its closing price on the American Stock Exchange on the date of grant ($19.94). In addition, on May 31, 2007, each of our non-employee Directors was granted an option to purchase 2,000 shares of our common stock at its closing price on the American Stock Exchange on the date of grant ($17.25). Each such stock option vests 25% per year over four years and expires ten years from the date of grant.

2007 Director Summary Compensation Table

The following table shows information regarding the compensation of our directors for fiscal year 2007.

	Fees Earned
	or Paid	Stock		Option		All Other
	in Cash	Awards(1)		Awards(2)		Compensation(3)		Total
Name	($)	($)		($)		($)		($)

Helen H. Berkeley	$25,000	—	(4)	$3,854	(4)	$508		$29,362
Jerald D. Bidlack	44,000	—	(5)	3,854	(5)	787		48,641
William C. Denninger	33,000	—	(6)	3,854	(6)	54		36,908
H. Russel Lemcke	32,500	—	(7)	3,854	(7)	787		37,141
James R. Lines(8)	—	—	(9)	—	(9)	—		—
James J. Malvaso	27,000	—	(10)	3,854	(10)	54		30,908
Cornelius S. Van Rees	30,000	—	(11)	3,854	(11)	17,288	(12)	51,142

(1)	No dollar amounts were recognized for financial statement reporting purposes for the SEUs with respect to fiscal year 2007 in accordance with SFAS No. 123R. In addition, no SEUs were credited to the accounts of any of the Directors in fiscal year 2007.

(2)	These stock option awards were granted under our Incentive Plan. The dollar values of the stock options shown in this column were calculated in accordance with SFAS No. 123R on the same basis as disclosed in footnote 3 to the 2007 Summary Compensation Table on page 18. During fiscal year 2007, each independent director was granted an option to purchase 2,000 shares of our common stock. The grant date fair value computed in accordance with SFAS No. 123R for each such award was $18,500.

(3)	These amounts include dividends earned on outstanding SEUs pursuant to our regular dividend policy during fiscal year 2007.

(4)	As of March 31, 2007, Ms. Berkeley’s aggregate number of outstanding SEUs and stock option awards were 5,084 and 22,000, respectively.

(5)	As of March 31, 2007, Mr. Bidlack’s aggregate number of outstanding SEUs and stock option awards were 7,873 and 20,500, respectively.

(6)	As of March 31, 2007, Mr. Denninger’s aggregate number of outstanding SEUs and stock option awards were 535 and 12,500, respectively.

(7)	As of March 31, 2007, Mr. Lemcke’s aggregate number of outstanding SEUs and stock option awards were 7,873 and 27,500, respectively.

(8)	Mr. Lines is not an independent director under applicable American Stock Exchange and Securities and Exchange Commission rules and, therefore, he does not receive the compensation described under “Cash Compensation” or “Equity Compensation” on page 31. All compensation earned by Mr. Lines in fiscal year 2007 is shown in the 2007 Summary Compensation Table on page 18 and the 2007 Grants of Plan-Based Awards Table on page 19.

(9)	The number of outstanding stock option awards held by Mr. Lines as of March 31, 2007 are reported in the Outstanding Equity Awards at March 31, 2007 Table on page 21. Mr. Lines is not eligible to receive any SEUs.

(10)	As of March 31, 2007, Mr. Malvaso’s aggregate number of outstanding SEUs and stock option awards were 535 and 6,000, respectively.

(11)	As of March 31, 2007, Mr. Van Rees’s aggregate number of outstanding SEUs and stock option awards were 7,873 and 23,000, respectively.

(12)	This figure reflects $16,501 in consulting fees paid by us to Mr. Van Rees during fiscal year 2007 pursuant to a consultation agreement whereby he consulted with us on legal matters. The consultation agreement expired on December 31, 2006. See “Consultation Agreement” on page 34.

Compensation Committee Interlocks and Insider Participation

The members of our Compensation Committee during fiscal year 2007 were Directors Lemcke (Chairman), Berkeley, Bidlack, Malvaso and Van Rees. Director Van Rees is our Corporate Secretary but receives no compensation for his service in such capacity. Mr. Van Rees participated in the Board of Directors’ deliberations regarding compensation of all of our compensated officers.

During fiscal year 2007, no member of our Compensation Committee: (1) was an officer or employee of ours or any of our subsidiaries; (2) was formerly an officer of ours or any of our subsidiaries; or (3) had any relationship requiring disclosure in this proxy statement pursuant to Securities and Exchange Commission rules. In addition, no executive officer served: (1) as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served on our Compensation Committee; (2) as a director of another entity, one of whose executive officers served on our Compensation Committee; or (3) as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served on our Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Long-Term Stock Ownership Plan

At our annual meeting for our fiscal year ended March 31, 2000, our stockholders approved the Long-Term Stock Ownership Plan of Graham Corporation (referred to as the “Stock Ownership Plan”). The purpose of the Stock Ownership Plan was to provide an additional incentive to achieve corporate objectives, to attract and retain officers and directors of outstanding competence and to encourage officers and directors to broaden their equity ownership in the company. In connection with the Stock Ownership Plan, certain of our named executive officers and Directors purchased shares of our common stock pursuant to loans from the company. As a result, certain of our Directors and executive officers are indebted to us for a balance due on the purchase of shares of our common stock at the closing price on the American Stock Exchange on the date of purchase, which was April 5, 2001.

As of June 1, 2007, pursuant to the terms of both a stock subscription agreement executed by each participant in this plan and a note executed by each such person, Mr. Hansen is indebted to us in the amount of $6,057 and Mr. Northrup is indebted to us in the amount of $5,754. Of the Director participants as of the same date, Mr. Van Rees is indebted to us for $21,440.

The largest aggregate amount of indebtedness to us by each participating executive officer since the beginning of our last fiscal year was $8,075 for Mr. Hansen and $8,154 for Mr. Northrup. The largest aggregate amount of indebtedness outstanding during such fiscal year for each participating Director was $28,592 for Mr. Lemcke and $30,380 for Mr. Van Rees.

Each subscription agreement states that eighteen months after purchasing the shares of common stock, a participant is entitled to sell up to 50% of his shares and that the participant agrees to hold the remainder of his shares until such time as he terminates employment with us or his service as a Director ends. The terms of each note require the participant to repay the balance of the note in thirty-two equal consecutive quarterly installments beginning on June 30, 2002.

The loans are interest-free during a participant’s employment or service as Director. Interest on each note is imputed as income to each participant at the applicable federal rate established by the Internal Revenue Service. Shares remain in our custody until a participant’s note is paid in full, unless the participant sells his shares (when and to the extent permitted). Each note provides that until it is paid in full, any shares sold will be sold through a broker who will forward any proceeds, less expenses, to us to pay off all or a portion of such note. Each note also contains provisions that grant a security interest to us in the purchased shares and any proceeds from any subsequent sale of the purchased shares. If a participant ceases to be an officer or Director any time after eighteen months after purchase, the participant may sell all or a portion of his shares.

The Sarbanes-Oxley Act that became law on July 30, 2002 prohibits any further loans under the Long-Term Stock Ownership Plan. It also prohibits renewal, or any material modification of the terms, of any of the loans outstanding under the plan.

Consultation Agreement

Director Cornelius S. Van Rees, Corporate Secretary to the company, was party to a consultation agreement with us whereby he was compensated $22,000 annually to consult with us regarding legal matters. This agreement expired on December 31, 2006. Payments made to Mr. Van Rees during fiscal year 2007 pursuant to the consultation agreement are included in the “All Other Compensation” column of the Director Summary Compensation Table on page 32.

Policies and Procedures for Review, Approval or Ratification of Related Person Transactions

Our Audit Committee reviews all relationships and transactions in which the company and our directors and executive officers or their immediate family members are participants in advance for review and approval. All existing related party transactions are reviewed at least annually by the Audit Committee. Any director or officer with an interest in a related party transaction is expected to recuse himself or herself from any consideration of the matter.

During its review of such relationships and transactions, the Audit Committee considers the following:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction, including the amount and type of transaction;

•	the importance of the transaction to the related person and to the company;

•	whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the company; and

•	any other matters the committee deems appropriate.

In addition, to the extent that the transaction involves an independent director, consideration is also given, as applicable, to the listing standards of the American Stock Exchange and other relevant rules related to independence.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our Directors and officers to file with the Securities and Exchange Commission reports of ownership and changes in ownership of our common stock. Based solely on the written representations of our Directors and officers and copies of the reports that they have filed with the Securities and Exchange Commission, we believe that during fiscal year 2007 all of our Directors and officers timely complied with the filing requirements of Section 16(a), except that Cornelius S. Van Rees filed one late report disclosing seven transactions (one option exercise and six related sales).

STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

Proposals Submitted for Inclusion in Our Proxy Materials

In order for any stockholder proposal to be included in our proxy statement to be issued in connection with our annual meeting of stockholders for our fiscal year ending March 31, 2007, we must receive the proposal no later than February 15, 2008. If the proposal is in compliance with all of the requirements set forth in Rule 14a-8 under the Securities Exchange Act of 1934, we will include the stockholder proposal in our proxy statement and place it on the form of proxy issued for the 2008 annual meeting. Stockholder proposals submitted for inclusion in our proxy materials should be mailed to the following address: Graham Corporation, Attention: Corporate Secretary, 20 Florence Avenue, Batavia, New York 14020.

Proposals Not Submitted for Inclusion in Our Proxy Materials

Pursuant to our by-laws, stockholder proposals that are not submitted for inclusion in our proxy materials pursuant to Rule 14a-8 may be acted upon at the 2008 annual meeting only if written notice of the proposal complying with the requirements set forth in our by-laws is delivered to or received by our Corporate Secretary not later than the following dates: (i) 60 days in advance of the 2008 annual meeting if such meeting is to be held on a day which is within 30 days preceding the anniversary of the 2007 annual meeting or (ii) 90 days in advance of the 2008 annual meeting if such meeting is to be held on or after the anniversary of the 2007 annual meeting. If the 2008 annual meeting is to be held at a time other than within such periods, then stockholder notices and proposals must be delivered to or received by our Corporate Secretary before the close of business on the 10th day following the date on which notice of the 2008 annual meeting is first given to stockholders via press release or in a document that we publicly file with the Securities and Exchange Commission.

Assuming that the 2008 annual meeting of stockholders is held on July 24, 2008, stockholder proposals must be received by May 25, 2008. Stockholder proposals that do not comply with the foregoing requirements will be considered untimely and will not be acted upon at the 2008 annual meeting. Stockholder notices and proposals should be delivered to the following address: Graham Corporation, Attention: Corporate Secretary, 20 Florence Avenue, Batavia, New York 14020.

OTHER MATTERS

The Board of Directors does not know of any other matters that may be presented for action at the 2007 annual meeting. Should any other matters come before the annual meeting, however, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their judgment.

BY ORDER OF THE BOARD OF DIRECTORS

-s- James R. Lines
James R. Lines
President and Chief Operating Officer

Dated: June 14, 2007

GRAHAM CORPORATION
20 Florence Avenue
Batavia, New York 14020
www.graham-mfg.com

PROXY 2007

GRAHAM CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints Jerald D. Bidlack and James R. Lines, or either of them, each with power of substitution, as proxies to attend the Annual Meeting of Stockholders of Graham Corporation to be held at the Doubletree Hotel, 1111 Jefferson Road, Rochester, New York 14623 on Thursday, July 26, 2007 at 11:00 a.m., Eastern Time, and any adjournment thereof, and to vote in accordance with the following instructions the number of shares the undersigned would be entitled to vote if personally present at such meeting:

Address Change/Comments (Mark the corresponding box on the reverse side)

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THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE TWO DIRECTOR NOMINEES AND FOR THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2008.
Please Mark Here	☐
for Address Change or Comments SEE REVERSE SIDE

FOR nominee(s)
		listed except as	WITHHOLD
		marked to	AUTHORITY
1.	Election of Directors	the contrary	for all nominees

01 02	Jerald D. Bidlack to serve until 2010 James J. Malvaso to serve until 2010	☐	☐
Withheld for the nominee you list below: (Write that nominee’s name in the space provided below.)

2.	Ratification of the selection of Deloitte & Touche LLP as the company’s independent registered public accounting firm for the fiscal year ending March 31, 2008.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	In their discretion, to vote upon all other matters as may be properly brought before the meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR the two director nominees and FOR the proposal to ratify the selection of Deloitte & Touche LLP as the company’s independent registered public accounting firm for the fiscal year ending March 31, 2008.

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Signature	Signature	Date

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Graham Corporation
Employee Benefits Committee
June 14, 2007
Dear Plan Accountholder:
The Employee Stock Ownership Plan of Graham Corporation (“ESOP”) has a related trust (the “ESOP Trust”) which owns common stock of Graham Corporation (“Graham”). GreatBanc Trust Company as trustee of the ESOP is a stockholder of Graham and may vote on matters presented for stockholder action at Graham’s 2007 Annual Meeting of Stockholders scheduled to be held on July 26, 2007, or at any adjournment of the meeting (“Annual Meeting”).
The ESOP Trust provides that in casting its vote at the 2007 Annual Meeting, the ESOP trustee is to follow directions given by Graham’s Employee Benefits Committee (“Committee”). The Committee in turn follows instructions provided by participants, former participants and beneficiaries of deceased former participants with respect to the Graham common stock allocated to their accounts in the ESOP as of June 1, 2007.
The records for the ESOP indicate that you are among the individuals who may give voting instructions. You may give your instructions by completing and signing the enclosed Confidential Voting Instruction Card (“Instruction Card”) and returning it in the envelope provided to the Burke Group, which maintains the records for this plan. The Instruction Card lets you give instructions for each matter expected to be presented for stockholder action at the Annual Meeting. The Committee expects the Burke Group to tabulate the instructions given on a confidential basis and to provide the Committee with only the final results of the tabulation. The final results will be used in directing the ESOP trustee.
The voting of the common stock held by the ESOP Trust is subject to legal requirements under the Employee Retirement Income Security Act of 1974, as amended. The Committee, in consultation with its legal advisors, considers these requirements in establishing voting instruction procedures and directing the ESOP trustee how to vote. The remainder of this letter describes the voting procedures which the Committee expects to follow for the 2007 Annual Meeting.
How your voting instructions count depends on whether it was anticipated that the matter being voted upon would be presented for stockholder action at the Annual Meeting; if you had an interest in the ESOP Trust on the proper date; and how large your interest was, as follows:
Anticipated Proposals
If Graham Common Stock Was Allocated to Your Account Under the ESOP Trust as of June 1, 2007
In general, the ESOP trustee will be directed to vote the number of shares of Graham common stock (if any) held by the ESOP Trust and allocated as of June 1, 2007 to your individual account under the ESOP according to the instructions specified on the reverse side of the Instruction Card. The Instruction Card shows the number of shares of Graham common stock allocated to your individual account under the ESOP Trust as of June 1, 2007. If you do not file the Instruction Card by July 19, 2007, the ESOP trustee will be directed to vote the shares allocated to your account in accordance with the percentage of shares voted FOR, AGAINST, ABSTAIN, or WITHHOLD, as the case may be, with respect to shares allocated to the accounts of others in the ESOP.
Unanticipated Proposals
It is possible, although unlikely, that proposals other than those specified on the Instruction Card will be presented for stockholder action at the 2007 Annual Meeting. If this should happen, the ESOP trustee will be instructed to vote upon such matters in their discretion, or to cause such matters to be voted upon in the discretion of the individuals named in any proxies executed by them.
Your interest in the ESOP Trust offers you the opportunity to participate, as do Graham’s stockholders, in decisions that affect Graham’s future, and we encourage you to take advantage of such opportunity. To help you decide how to complete the Instruction Card, enclosed is a copy of the Proxy Statement that is being furnished to all holders of Graham common stock in connection with the 2007 Annual Meeting. Please complete, sign and return your Instruction Card today. Your instructions are important regardless of the size of your interest in the ESOP Trust.
If you have questions regarding the terms of the ESOP, or how to complete the Instruction Card, please call J. Ronald Hansen, Vice President-Finance & Administration at (585) 343-2216.
Sincerely,
EMPLOYEE BENEFITS COMMITTEE
   OF GRAHAM CORPORATION
Enclosures

GRAHAM CORPORATION	CONFIDENTIAL VOTING INSTRUCTION
This Instruction is solicited by the Employee Benefits Committee of Graham Corporation
as a named fiduciary for the
EMPLOYEE STOCK OWNERSHIP PLAN OF GRAHAM CORPORATION (“Plan”)
For the Annual Meeting of Stockholders to be held on July 26, 2007
     The undersigned Participant, Former Participant or Beneficiary of a deceased Former Participant in the Plan (the “Instructor”) hereby provides the voting instructions hereinafter specified to the Employee Benefits Committee of Graham Corporation (the “Committee”), which instructions shall be taken into account in directing the Trustee of the Plan to vote, in person, by limited or general power of attorney, or by proxy, the shares and fractional shares of common stock (the “Shares”) of Graham Corporation (the “Corporation”) which are held by the Trustee of the Plan, in its capacity as Trustee, as of June 1, 2007 (the “Record Date”) at the Annual Meeting of Stockholders of the Corporation (the “Annual Meeting”) to be held at the Doubletree Hotel, 1111 Jefferson Road, Rochester, New York 14623, on July 26, 2007 at 11:00 a.m., Eastern Time, or at any adjournment thereof.
     As to the nominees and proposals listed on the reverse side hereof and as more particularly described in the accompanying letter from the Committee dated June 14, 2007, the Committee will give voting directions to the Trustee of the Plan. Such directions will reflect the voting instructions filed by the Instructor on this Confidential Voting Instruction, in the manner described in such letter from the Committee.
     As to other matters which may properly come before the Annual Meeting, the Trustee will be instructed to vote upon such matters in its discretion, or cause such matters to be voted upon in the discretion of the individuals named in any proxies executed by it.
     The instructions set forth on the reverse side hereof will be taken into account as described above in directing the Trustee of the Plan how to vote the Shares of the Corporation held by it as of the Record Date in its capacity as Trustee, provided this card is received by the Burke Group by July 19, 2007.
     Please mark, sign and date this voting instruction card on the reverse side and return it in the enclosed envelope.

IF THIS VOTING INSTRUCTION IS SIGNED BUT NO DIRECTION IS GIVEN, THIS VOTING INSTRUCTION CARD WILL BE DEEMED TO INSTRUCT VOTES “FOR” THE ELECTION OF THE NOMINEES AND “FOR” PROPOSAL 2.

ESOP COMMON (as of 6/01/07)	PLEASE MARK YOUR CHOICE LIKE THIS ☒ IN BLUE OR BLACK INK.

The Board of Directors Recommends a Vote “For” the election of nominees and “For” proposal 2.

1.	Election of Directors			2.	Ratification of the selection of Deloitte & Touche LLP as the independent registered public accounting firm for the fiscal year ending March 31, 2008.
		FOR	WITHHOLD
	For a three-year term				FOR	AGAINST	ABSTAIN*

	Jerald D. Bidlack	☐	☐		☐	☐	☐

	James J. Malvaso	☐	☐

3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

The undersigned hereby instructs the Committee to direct the Trustee of the Plan to vote in accordance with the voting instructions indicated above and hereby acknowledges receipt of the letter from the Committee dated June 14, 2007, a Notice of Annual Meeting of Stockholders of Graham Corporation and a Proxy Statement for the Annual Meeting.

Date

Signature

Signature

Please sign exactly as your name appears on this instruction. Each owner of shares held jointly must sign this voting instruction. If signing as attorney, executor, administrator, trustee or guardian, please include your full title. Corporate proxies must be signed by an authorized officer.

* For purposes of the unallocated Shares held by the Employee Stock Ownership Plan, abstention is equivalent to not voting.